UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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L.B. FOSTER COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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L.B. FOSTER COMPANY 415 Holiday Drive, Suite 100 Pittsburgh, Pennsylvania 15220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2025
To Our Shareholders:
L.B. Foster Company (the “Company”) will hold its Annual Meeting of Shareholders in a virtual-only format on Thursday, May 22, 2025, at 8:30 AM, Eastern Daylight Time (the “Annual Meeting” or the “Meeting”). You will not be able to attend the Meeting in person at a physical location. We believe that hosting a virtual Annual Meeting enables greater shareholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our shareholders, and reduces the cost and environmental impact of the Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/FSTR2025 you must enter the control number found on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials (the “Notice”) you previously received. Once admitted to the Meeting, you may vote during the Annual Meeting, submit questions, and view the list of shareholders entitled to vote by following the instructions available on the Meeting website. The Meeting will be held for the purposes of:
1.	Election of a board of eight directors for one-year terms;
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025;
3.	Advisory approval of the compensation paid to the Company’s named executive officers in 2024; and
4.	Approval of the L.B. Foster Company 2025 Equity and Incentive Compensation Plan.
Shareholders will also be asked to consider and act upon such other business that properly comes before the Annual Meeting.
Shareholders are cordially invited to attend the Annual Meeting. Only holders of record of Company common stock at the close of business on March 20, 2025 will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof.
U.S. Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. This process expedites shareholder receipt of proxy materials and lowers the cost of our Annual Meeting. On or about April 11, 2025, we released to our shareholders a Notice containing instructions on how to access our 2025 Proxy Statement and 2024 Annual Report and how to cast your vote. The Notice also includes instructions on how to receive a paper copy of the Annual Meeting materials.
Your vote is important. Whether you plan to attend the Annual Meeting or not, we hope you will vote your shares as soon as possible. Please sign, date, and return your proxy card or voting instruction form or vote by telephone or via the Internet; instructions are included on the Notice, proxy card, and voting instruction form.

Patrick J. Guinee
Pittsburgh, Pennsylvania	Executive Vice President, General Counsel and
April 11, 2025	Corporate Secretary

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. Forward-looking statements in this Proxy Statement are based on management’s current expectations and assumptions about future events that involve inherent risks and uncertainties and may concern, among other things, L.B. Foster Company’s (the “Company”) expectations and assumptions about future events that involve inherent risks and uncertainties and may concern, among other things, the Company’s expectations relating to our strategy, goals, projections, and plans regarding our financial position, liquidity, capital resources, and results of operations and decisions regarding our strategic growth initiatives, market position, and product development. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company cautions readers that various factors could cause the actual results of the Company to differ materially from those indicated by forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: a continuation or worsening of the adverse economic conditions in the markets we serve, including recession; the continued volatility in the prices for oil and gas; tariffs or trade wars; inflation, project delays, and budget shortfalls, or otherwise; volatility in the global capital markets, including interest rate fluctuations, which could adversely affect our ability to access the capital markets on terms that are favorable to us; restrictions on our ability to draw on our credit agreement, including as a result of any future inability to comply with restrictive covenants contained therein; a decrease in freight or transit rail traffic; environmental matters and the impact of environmental regulations, including any costs associated with any remediation and monitoring of such matters; the risk of doing business in international markets, including compliance with anti-corruption and bribery laws; foreign currency fluctuations and inflation; global shipping disruptions; the imposition of increased or new tariffs, trade restrictions or embargoes; our ability to effectuate our strategy, including cost reduction initiatives, and our ability to effectively integrate acquired businesses or to divest businesses, such as the recent dispositions of the Chemtec and Ties businesses, and acquisitions of VanHooseCo Precast LLC and Cougar Mountain Precast, LLC businesses and to realize anticipated benefits; costs of and impacts associated with shareholder activism; the timeliness and availability of materials from our major suppliers, as well as the impact on our access to supplies of customer preferences as to the origin of such supplies, such as customers’ concerns about conflict minerals; labor disputes; cybersecurity risks such as data security breaches, malware, ransomware, “hacking,” and identity theft, which could disrupt our business and may result in misuse or misappropriation of confidential or proprietary information, and could result in the disruption or damage to our systems, increased costs and losses, or an adverse effect to our reputation, business or financial condition; the continuing effectiveness of our ongoing implementation of an enterprise resource planning system; changes in current accounting estimates and their ultimate outcomes; the adequacy of internal and external sources of funds to meet financing needs, including our ability to negotiate any additional necessary amendments to our credit agreement or the terms of any new credit agreement; the Company’s ability to manage its working capital requirements and indebtedness; domestic and international taxes, including estimates that may impact taxes; domestic and foreign government regulations, including tariffs; our ability to maintain effective internal controls over financial reporting (“ICFR”) and disclosure controls and procedures, including our ability to remediate any existing material weakness in our ICFR and the timing of any such remediation, as well as our ability to reestablish effective disclosure controls and procedures; any change in policy or other change due to the results of the UK’s 2024 parliamentary election and the US 2024 Presidential election that could affect UK or US business conditions; other geopolitical conditions, including the ongoing conflicts between Russia and Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan; a lack of state or federal funding for new infrastructure projects; an increase in manufacturing or material costs; the loss of future revenues from current customers; any future global health crises and the related social, regulatory, and economic impacts and the response thereto by the Company, our employees, our customers, and national, state, or local governments, including any governmental travel restrictions; and risks inherent in litigation and the outcome of litigation and product warranty claims. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. A detailed discussion of significant risks and uncertainties that may affect the operations, performance, and results of the Company’s business and cause actual results and events to differ materially from such forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024 and our other current or periodic filings with the Securities and Exchange Commission. The forward-looking statements in this Proxy Statement are made as of the date of this Proxy Statement and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by the federal securities laws.
ii

L.B. FOSTER COMPANY
PROXY STATEMENT
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of L.B. Foster Company (the “Company”) to be voted at the May 22, 2025 Annual Meeting of Shareholders and at any adjournment or postponement thereof (the “Annual Meeting” or the “Meeting”). This Proxy Statement, the Notice of Internet Availability of Proxy Materials, the proxy card, and our 2024 Annual Report to Shareholders were each made available to shareholders on the Internet, free of charge, at www.proxyvote.com or mailed on or about April 11, 2025.
At the close of business on March 20, 2025, the record date for entitlement to vote at the Meeting (the “Record Date”), there were 10,698,834 shares of common stock outstanding. Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof. Such shareholders will have one vote for each share held on that date.
The presence, in person or by proxy, of the shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a matter to be acted on at the Annual Meeting will constitute a quorum. Where a shareholder’s proxy or ballot is properly executed and returned but does not provide voting instructions, the shares of such shareholder will nevertheless be counted as being present at the Meeting for the purpose of determining a quorum. Abstentions and “broker non-votes” (as described below) will be counted for purposes of determining a quorum.
If your shares are held in “street name” (i.e., held for your account by a broker or other nominee), you should receive instructions from the holder of record on voting your shares. If a shareholder holds shares beneficially in street name and does not provide the shareholder’s broker with voting instructions, such shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the election of directors and compensation matters (for purposes of this Proxy Statement, Proposals 1, 3, and 4), although they may vote their clients’ shares on “routine” proposals, such as the ratification of the independent registered public accounting firm (for purposes of this Proxy Statement, Proposal 2). In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.
Directors will be elected by a plurality of the votes cast. Only votes FOR or WITHHELD on the election of each director nominee under Proposal 1 count as votes cast. Broker non-votes are not considered to be votes cast for each director nominee under Proposal 1 and will have no effect on the vote. Our common stock does not have cumulative voting rights in the election of directors.
The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025. The affirmative vote of a majority of the votes cast by the Company’s shareholders entitled to vote shall ratify this appointment. Only votes FOR or AGAINST this proposal count as votes cast. Abstentions are not considered to be votes cast on this proposal. Brokers have discretion to vote on this item.
The advisory approval of the compensation paid to the Company’s named executive officers in 2024 as reported in this Proxy Statement will be determined by the affirmative vote of a majority of the votes cast by the Company’s shareholders entitled to vote. Only votes FOR or AGAINST this proposal count as votes cast. Abstentions and broker non-votes are not considered to be votes cast on this proposal.
The approval of the L.B. Foster Company 2025 Equity and Incentive Compensation Plan will be determined by the affirmative vote of a majority of the votes cast by the Company’s shareholders entitled to vote. Only votes FOR or AGAINST this proposal count as votes cast. Abstentions and broker non-votes are not considered to be votes cast on this proposal.
If you are a shareholder of record and your form of proxy is properly executed and returned, it will be voted as directed. If no directions are given, the proxy will be voted FOR the election of each of the eight director nominees named herein for one-year terms; FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2025; FOR the advisory approval of the compensation paid to the Company’s named executive officers in 2024; and FOR the approval of the L.B. Foster Company 2025 Equity and Incentive Compensation Plan. The proxy grants discretionary authority to vote on other matters that properly come before the Annual Meeting (including to adjourn the Meeting) to Raymond T. Betler, Chair of the Board of Directors, and John F. Kasel, President and Chief Executive Officer (“CEO”) of the Company.
The voting instruction form also serves as the voting instructions for the trustees who hold shares of record for participants in the Company’s 401(k) plans. If voting instructions representing shares in the Company’s 401(k) plans are received, but no indication is provided as to how those shares are to be voted, the shares will be counted as being present at the Annual Meeting and will count toward achievement of a quorum. If voting instructions as to the shares in the Company’s 401(k) plans are not received, those shares will be voted in the same proportion as shares in the 401(k) plans for which voting instructions were received.
The cost of soliciting proxies will be borne by the Company. Officers or employees of the Company may solicit proxies by mail, telephone, email, or facsimile. The Company has retained Laurel Hill Advisory Group, LLC for the solicitation of proxies and will pay its fee of $7,500.00 plus reasonable out-of-pocket expenses.
If you are a shareholder of record, you may vote your shares of Company common stock by telephone, through the Internet, or by mail in advance of the Annual Meeting. You may also vote your shares electronically at the Meeting. Please see the Notice of Internet Availability of Proxy Materials for instructions on how to access the proxy materials and how to cast your vote.
If you are a beneficial owner of shares held in “street name” through a broker, bank, or other intermediary, you may vote by returning your voting instruction card or by following the instructions for voting via telephone or the Internet, as provided by the bank, broker, or other intermediary. You may also vote your shares electronically during the Annual Meeting. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
If you are a participant in the Company’s 401(k) plans, you must vote your shares in advance of the Annual Meeting using one of the methods described above for shareholders of record. Participants in the Company’s 401(k) plans may attend the Annual Meeting but will not be able to vote shares held in such plans electronically online during the Annual Meeting.
The Annual Meeting will be held in a virtual-only format. You will not be able to attend the Meeting in person at a physical location. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting held at a physical location. To be admitted to the Annual Meeting, please log in to www.virtualshareholdermeeting.com/FSTR2025 where you must enter the control number found on your proxy card, voting instruction form, or Notice of Internet Availability you previously received. Once admitted to the Meeting, you may vote during the Annual Meeting, submit questions, and view the list of shareholders entitled to vote by following the instructions available on the Meeting website. If you have already voted by Internet, phone, or mail prior to accessing the Meeting, you do not need to vote again. Voting online during the Annual Meeting will revoke any prior votes.
The virtual Annual Meeting platform is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Shareholders should confirm that they have a strong internet connection if they intend to attend the Annual Meeting. Attendees should allow plenty of time to log in prior to the start of the Annual Meeting.
The virtual Annual Meeting format allows shareholders to communicate with us during the Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/FSTR2025, typing your question into the “Ask a Question” field, and clicking “Submit.”
Questions pertinent to the Annual Meeting will be answered in the Question and Answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on the Company’s investor relations website, lbfostercompany.gcs-web.com under the “Governance” tab, as soon as practicable after the Annual Meeting.

Votes submitted via the Internet, by telephone, or by mail must be received by 11:59 PM EDT, on May 21, 2025. If you are a participant in the Company’s 401(k) plans, you must vote your shares two days in advance of the Annual Meeting using one of the methods described above for shareholders of record. Participants in the Company’s 401(k) plans may attend the Annual Meeting but will not be able to vote shares held in such plans electronically online during the Annual Meeting.
Except as otherwise noted herein, submitting your vote via the Internet, by telephone, or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting virtually. You may change your vote or revoke your proxy at any time by submitting a valid, subsequent vote by telephone or through the Internet, by submitting another properly signed proxy which bears a later date, or, except as otherwise noted herein, voting electronically during the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy; you must also vote your shares.
If you encounter any technical difficulties in accessing the virtual Meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/FSTR2025. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
The first proposal item to be voted on is the election of eight directors for one-year terms. The Board of Directors has nominated the following eight people to serve as directors: Messrs. Betler, Jones, Kasel, Kunz, Meyer, and Thompson and Mses. Lee and Owen, each a currently-serving director of the Company. Each director who is elected will hold office until the next annual meeting and generally until the director’s successor is elected and qualified. Information concerning the nominees is set forth below with brief descriptions of each nominee’s qualifications to serve on the Company’s Board of Directors:

Raymond T. Betler
Mr. Betler, age 69, has been a director of the Company since 2020 and Chairman since 2022. From 2014 until his retirement in 2019, he was President and Chief Executive Officer of Westinghouse Air Brake Technologies d/b/a Wabtec Corporation (“Wabtec”), which manufactures locomotives and components for locomotives, freight cars, and passenger transit vehicles and provides aftermarket services. At Wabtec, he previously served as President and Chief Operating Officer from 2013 to 2014, as Chief Operating Officer from 2010 to 2013, and as Vice President and Group Executive of the Transit Group from 2008 to 2010. Prior to Wabtec, he worked at Westinghouse Transportation and its predecessors AEG Westinghouse Transportation, ABB Daimler Benz Transportation – Adtranz, Daimler Benz Rail Systems, and Bombardier Transportation, since 1979; Mr. Betler served as President and CEO for 15 years during his 30 year tenure with this global company. Mr. Betler was a Director of CNX Midstream Partners LP from 2017 to 2020, where he served on the audit committee, and he has been a Director of Dollar Bank since 2006, where he is the chair of the executive committee and serves on the audit, nomination and governance, and compensation committees.

Qualifications. We believe that Mr. Betler is qualified to serve as a director because of his public company CEO experience, valuable understanding of the rail, transportation, and energy industries, and experience in compensation and corporate governance matters.

Alexander B. Jones
Mr. Jones, age 39, has been a director of the Company since 2024, and is Vice President and Senior Research Analyst for 22NW, LP (“22NW LP”), a Seattle-based long/short small cap value hedge fund, having joined that firm in 2021. Prior to 22NW, Mr. Jones was founder and principal of Porter Street Research, LLC, a Washington, DC based investment research and advisory firm, from 2017 to 2021; an investment analyst at Legacy Research/Bonner and Partners in Washington, DC, from 2017 to 2019; an Investment Analyst at The Brookings Institution in Washington, DC, from 2015 to 2017; and a Senior Investment Associate at Cambridge Associates in Arlington, Virginia from 2008 to 2015. Mr. Jones has served as a director of Culp, Inc., a publicly-traded marketer and manufacturer of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture, since June 2024, where he serves as a member of the audit and compensation committees.

Qualifications. We believe that Mr. Jones is qualified to serve as a director because he brings to the Board a valuable understanding of capital allocation and public markets and a shareholder perspective, including relating to enhancing shareholder value. He also serves on the audit and compensation committees of another publicly-traded company, bringing that experience in governance of a manufacturing company to the Board. See “Agreements with 22NW Fund, LP et. al” which describes agreements between the Company and certain shareholders regarding Mr. Jones being nominated to the Board.

John F. Kasel
Mr. Kasel, age 60, has been a director of the Company since 2021 when he was appointed President and Chief Executive Officer. He joined the Company in 2003 and served as Vice President – Operations and Manufacturing until 2005, introducing LEAN manufacturing and other advancements which improved operating efficiency and reliability. Mr. Kasel most recently served as Senior Vice President and Chief Operating Officer from 2019 to 2021; Senior Vice President – Rail & Construction from 2017 to 2019; Senior Vice President – Rail Products & Services from 2012 to 2017; and Senior Vice President – Operations and Manufacturing from 2005 to 2012. Prior to joining the Company, Mr. Kasel served as Vice President of Operations for Mammoth, Inc., a Nortek company which produces HVAC systems, from 2000 to 2003. He has served as a director of The Allegheny Conference on Community Development, a nonprofit, private sector organization committed to improving the economic future of the Pittsburgh, Pennsylvania region, since March 2023.

Qualifications. We believe that Mr. Kasel is qualified to serve as a director because of his detailed knowledge of the Company’s operations, markets, and strategy as its President and Chief Executive Officer; deep operational experience including LEAN manufacturing both at the Company and other corporations; and familiarity with the Company’s international presence and M&A transactions.

John E. Kunz
Mr. Kunz, 60, has been a director of the Company since 2022 and was formerly Senior Vice President and Chief Financial Officer of PGT Innovations, Inc., a national leader in premium windows and doors, from 2022 until his retirement in 2023. Prior to that he served as Senior Vice President and Chief Financial Officer of U.S. Concrete, Inc., a concrete and aggregate products producer serving the construction and building materials industries, from 2017 to 2021. From 2015 to 2017, Mr. Kunz served as Vice President and Controller of Tenneco Inc., a global manufacturer of automotive emission control and ride control systems “Tenneco.” In that role he served as the company’s principal accounting officer with responsibility for the company’s corporate accounting and financial reporting globally. Prior to that, Mr. Kunz served as Tenneco’s Vice President, Treasurer and Tax, a position he held from July 2006 to 2015, preceded by his position as Tenneco’s Vice President and Treasurer, which he held from 2004 until 2006. Prior to his employment with Tenneco, Mr. Kunz was the Vice President and Treasurer of Great Lakes Chemical Corporation (“Great Lakes”), a position he held from 2001 until 2004, after holding several finance positions of increasing responsibility at Great Lakes, beginning in 1999. Mr. Kunz was a director of Wabash National Corporation, a leader of engineered solutions for the transportation, logistics, and distribution industries, from 2011 to 2022, where he previously served as chair of its audit committee, a member of the finance committee, and chair of the compensation committee.

Qualifications. We believe that Mr. Kunz is qualified to serve as a director due to his deep experience with concrete and aggregates products manufacturing serving the building products sector, financial and accounting expertise, and 14 years of public company board experience, including as chair of both an audit committee and a compensation committee. Mr. Kunz is an audit committee financial expert and brings a strong business and financial perspective to the Board to help drive shareholder value.

Janet Lee
Ms. Lee, age 61, has been a director of the Company since 2023. She currently serves as Senior Vice President, General Counsel & Secretary of ANSYS, Inc., a software company, a position she has held since 2023; she was Vice President, General Counsel & Secretary of ANSYS from 2017 through 2022. From 2010 to 2017, Ms. Lee was Vice President, Legal and Intellectual Property for HERE Technologies North America, a privately-held location and mapping company then-owned by BMW, Audi, and Daimler. Ms. Lee functioned as the Director of Nokia Research Center, Legal and Intellectual Property for Nokia Corporation from 2007 to 2010; Assistant General Counsel of America Online, Inc. from 1999 to 2007; corporate and M&A attorney for Cooley Godward, LLP from 1996 to 1999; General Counsel of Renaissance Group, a full-service investment bank in the Russian Federation, from 1995 to 1996; and attorney at Clifford Chance in Russia from 1993 to 1995 and at Paul Weiss, Rifkind, Wharton & Garrison from 1991 to 1993.

Qualifications. We believe that Ms. Lee is qualified to serve as a director because she brings a wide range of knowledge and skills to the Board, honed through more than three decades of legal experience in both private practice and in global, public companies. In her current role, Ms. Lee has been part of a team that has overseen corporate growth from a smaller public company to a member of the Nasdaq 100; she is responsible for transactions support, product and regulatory compliance, cybersecurity, litigation, intellectual property protection, enterprise risk management, business continuity and crisis management, ethics training and investigations, data privacy, government relations, environmental and social matters, and employment legal support including European labor union matters.

David J. Meyer
Mr. Meyer, age 55, has been a director of the Company since 2024. He has served as Chief Executive Officer of FerroWorks, LLC, a privately-held foundry and forge business serving the rail, mining, defense, and other industries, since 2024; and also as non-executive Chair of A. Stucki Company, a privately-held manufacturer of high quality freight and rail-related parts (“A. Stucki”), since 2023, and Executive Chair of A. Stucki from 2022 to November 2023. From 2019 to 2020, Mr. Meyer was the Chief Operating Officer of Stone Canyon Industries Rail, a private company which acquired A. Stucki in 2015 and sold it to Stellex Capital in 2022. From 1999 to 2017, Mr. Meyer served in positions of increasing responsibility at Westinghouse Airbrake Technologies Corporation (“Wabtec”), a publicly traded global provider of equipment, systems, digital solutions, and value-added services for the freight and transit rail sectors, most recently as President of its Industrial Group, and prior as Group Executive of its Transit sector. Over his tenure, he held various positions in its freight car products operations and brake systems businesses. While at Wabtec, Mr. Meyer served as a captain in the United States Army Reserve from 1995 to 2003, bringing LEAN manufacturing and management to the Army Depot system while on active duty in 2002; a factory manager at Oxford Automotive Incorporated, a full-service, global tier one supplier of integrated systems based on metal forming and related technologies from 1995 to 1999; and as a manufacturing manager, product line manager, and project engineer for Eaton Corporation, a global manufacturer of highly engineered products that serve automotive, heavy truck, industrial, construction, commercial and semiconductor markets, from 1995 to 1998. Mr. Meyer also founded Northern Bel, LLC, a consulting and acquisition organization, in 2018, and was a Board member of American Track Services from 2019 to 2021. He holds seven patents for various rail-related products.

Qualifications. We believe that Mr. Meyer is qualified to serve as a director of the Company due to his 29 years of manufacturing experience, including 24 years in the rail industry, the focus of the Company’s largest business segment, as a result of which he gained valuable market-specific operations and financial expertise. His engineering, manufacturing, global public and private company, and United States Army skills add depth to the Board in critical areas for the Company.

Diane B. Owen
Ms. Owen, age 69, has been a director of the Company since 2002. From 2014 to 2019, she served as an independent Board member and internal control committee chair of Elliott Group Holdings, a subsidiary of Ebara Corporation, an international company that manufactures and services industrial equipment. She was Senior Vice President – Corporate Audit of H.J. Heinz Company, an international food company, from 2010 until her retirement in 2013 and was Vice President - Corporate Audit of H.J. Heinz Company from 2000 to 2010.

Qualifications. We believe that Ms. Owen is qualified to serve as a director due to her over 30 years of business experience, particularly in accounting and finance. Ms. Owen has played a critical role as an audit committee financial expert on the Board and former Chair of our Audit Committee. In addition, Ms. Owen’s extensive global business experience enables her to provide valuable insights to the Company in its international business interests and issues.

Bruce E. Thompson
Mr. Thompson, age 66, has been a director of the Company since 2022 and is President of Hospitality Development Company Group, a hotel development and management firm, a position he has held since 2021. From 2019 to 2020, Mr. Thompson served as Vice President and Chief Separation Officer at Arconic Inc., an industrial company specializing in lightweight metals engineering and manufacturing (“Arconic”), leading the split of Arconic’s rolled aluminum and multi-material engineered products businesses. He previously served as Vice President—Internal Audit at Arconic from 2016 to 2019. Prior to its separation into two public companies, Arconic and Alcoa Corporation (“Alcoa”), in 2016, Mr. Thompson served in various vice president and director roles at Alcoa, Inc., an aluminum industry pioneer and global leader in lightweight metals technology, engineering, and manufacturing, in the internal audit and business planning and analysis functions from 2011 to 2014. Before joining Alcoa, Mr. Thompson was Vice President – Finance of Johnson Controls, Inc., a multinational conglomerate with HVAC, refrigeration, and security controls and equipment, as well as automotive businesses, from 2006 to 2011. From 2002 to 2005, he was the Chief Financial Officer of VITEC, LLC, a manufacturer and supplier of automotive fuel delivery systems. Prior to VITEC, Mr. Thompson held finance and cross-functional positions of increasing responsibility at Ford Motor Company and Midwest Stamping Company between 1993 and 2001. He is a trustee of Howard University and a former board member and chair of the National Black MBA Association between 2011 and 2020.

Qualifications. We believe that Mr. Thompson is qualified to serve as a director due to his decades of business experience in audit, accounting and finance, operations, marketing, and corporate strategy. He plays a critical role as a Board audit committee financial expert and Chair of our Audit Committee.

The Board nominated the foregoing nominees based upon the recommendation of the Nomination and Governance Committee. The nominees have expressed their willingness to serve as directors, if elected. However, should any of the nominees be unavailable for election, the proxies (except for proxies that withhold authority to vote for directors) will be voted for such substitute nominee or nominees as may be chosen by the Board, or the number of directors may be reduced by appropriate action of the Board.
The Board of Directors recommends that you vote “FOR” each of the foregoing nominees.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2025
Ernst & Young LLP has been appointed by the Audit Committee of the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, as a matter of good corporate governance, the Board is seeking shareholder ratification of this appointment. If the shareholders fail to ratify the selection, the Audit Committee will take this into consideration. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders. Representatives of Ernst & Young LLP are expected to be in attendance at the Annual Meeting and available to respond to appropriate questions from shareholders and will have an opportunity to make a statement if they so desire.
The Board of Directors recommends that you vote “FOR” the ratification of Ernst & Young LLP’s appointment as the Company’s independent registered public accounting firm for 2025.

PROPOSAL NO. 3 – ADVISORY APPROVAL OF THE COMPENSATION PAID TO THE
COMPANY’S NAMED EXECUTIVE OFFICERS IN 2024
At the Company’s 2023 Annual Meeting, upon recommendation by the Board, shareholders voted to hold an advisory vote on executive compensation every year. Accordingly, the Company has determined to submit an advisory vote on our executive compensation program to shareholders at each annual meeting until a new advisory vote on the frequency of such advisory votes on executive compensation is held. Subject to future advisory votes on the frequency of future advisory votes on executive compensation, with the next one occurring in 2029, we anticipate continuing to hold an advisory vote on the compensation paid to the Company’s named executive officers on an annual basis, with the next one occurring in 2026.
The following proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation paid to our named executive officers in 2024, as described in this Proxy Statement, and is non-binding upon the Company, our Board, and the Compensation Committee of the Board. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and our compensation philosophy, policies, and practices, as disclosed under the “Executive Compensation” section of this Proxy Statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are asking our shareholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the compensation paid to the named executive officers of L.B. Foster Company (the “Company”), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders under the heading entitled ‘Executive Compensation,’ is hereby approved.”
The Company’s compensation programs are centered on a pay-for-performance culture and are designed to be strongly aligned with the long-term interests of shareholders. The Company’s goal for its executive compensation program is to reward executives who provide leadership for, and contribute to, the Company’s financial success.
While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company, our Board, or the Compensation Committee of the Board.
The Board of Directors recommends that you vote “FOR” the advisory approval of the compensation paid to the Company’s named executive officers in 2024, as reported in this Proxy Statement.
PROPOSAL NO. 4 – APPROVAL OF THE L.B. FOSTER COMPANY 2025 EQUITY AND INCENTIVE COMPENSATION PLAN
Overview of the 2025 Equity and Incentive Compensation Plan
We are asking our shareholders to adopt and approve the L.B. Foster Company 2025 Equity and Incentive Compensation Plan (the “New Plan”). On April 7, 2025, the Board and the Compensation Committee (for the purposes of this proposal, the “Committee” or “Compensation Committee”), unanimously approved and adopted the New Plan subject to the approval of shareholders at this Annual Meeting. The purpose of the New Plan is to advance the interests of the Company and its shareholders and promote the Company’s long-term growth and financial success by providing to our non-employee directors, officers, and other employees, and certain consultants, equity and cash incentive awards that reward their service and performance.
If approved by the shareholders at this Annual Meeting, the New Plan will be effective upon such approval. If the shareholder vote on the New Plan at this Annual Meeting is postponed, the New Plan will be effective on such date on which a shareholders’ meeting to vote on and approve the New Plan occurs, and until such time, the L.B. Foster Company 2022 Equity and Incentive Compensation Plan, As Amended and Restated (the “Current Plan”), will continue in effect in accordance with its terms.
The Board recommends that you vote for approval of the New Plan. The Board believes it is in the best interests of the Company and our shareholders to approve the New Plan in order to continue to motivate performance by our key employees and non-employee directors. The number of shares authorized for issuance under the New Plan is 785,000. If the New Plan is approved by the Company’s shareholders at the Annual Meeting, no grants will be made under the Current Plan thereafter, and the authority to issue new awards under the Current Plan will terminate upon such approval. For purposes of clarity, the number of shares relating to awards granted between

March 1, 2025 and the Annual Meeting under the Current Plan will be deducted from the number of shares reserved for issuance under the New Plan. Outstanding awards granted under the Current Plan will continue unaffected.
The following table sets forth the number of shares available for issuance pursuant to outstanding awards under the Current Plan as of March 1, 2025. If the New Plan is approved by the Company’s shareholders at the Annual Meeting, no grants will be made under the Current Plan thereafter, and the authority to issue new awards under the Current Plan will terminate upon such approval (i.e., no shares will be issued under the Current Plan except pursuant to awards granted prior to the date of the Annual Meeting).

March 1, 2025
Shares of common stock underlying outstanding stock options	0
Shares of common stock underlying outstanding restricted stock	316,929
Shares of common stock underlying outstanding performance stock units (“PSUs”)(1)	616,088
Shares of common stock underlying outstanding deferred stock units	0
Estimated total shares remaining available for future issuance under the Current Plan(2)	994,060(2)

(1)
Of this number, 198,009 relate to shares that have been earned under outstanding PSU awards (actual achievement) and 418,079 relate to shares that are unearned under outstanding PSU awards and which are subject to the attainment of the applicable goals relating to such outstanding awards (assuming maximum achievement).

(2)
If the New Plan is approved by the Company’s shareholders at the Annual Meeting, no grants will be made under the Current Plan thereafter, and the authority to issue new awards under the Current Plan will terminate upon such approval (i.e., no shares will be issued under the Current Plan except pursuant to awards granted prior to the date of the Annual Meeting). For purposes of clarity, the number of shares relating to awards granted between March 1, 2025 and the Annual Meeting under the Current Plan will be deducted from the number of shares reserved for issuance under the New Plan.

The following is a summary of the New Plan, which is qualified in its entirety by the complete text of the New Plan attached as Appendix A to this Proxy Statement. To the extent the description below differs from the New Plan text in Appendix A, the text of the New Plan governs the terms and provisions of the New Plan. Because Company directors and executive officers are eligible to receive awards under the New Plan, they may be deemed to have a personal interest in the adoption of this proposal.
The Compensation Committee will have full discretion to determine the number and amount of awards to be granted to participants under the New Plan, subject to the terms thereof. The future benefits or amounts that will be awarded or paid under the New Plan currently are not determinable. Awards granted under the New Plan are within the Committee’s discretion, and the Committee has not yet determined the value or amount of future awards or which individuals may receive them.
Purposes of the Proposal
Our Board and Compensation Committee determined that the adoption of the New Plan is necessary to continue to reward the service and performance of our non-employee directors, officers and other employees, and certain consultants. The Board believes that a long-term equity incentive program motivates and rewards our directors, executive officers and other key individuals for their contributions to our Company’s performance and serves to align long-term compensation with the performance of Company stock. Our Board recommends a vote for approval of the New Plan because it will allow the Company to continue to use equity-based incentives and promote the goals of our compensation strategy. The New Plan will only become effective if it is approved by our shareholders and, if it is not approved, the Current Plan will continue to remain in effect. It is not possible at present to determine the amount or form of any award that will be granted or available for grant to any person in the future under the New Plan.
Important Features of the New Plan

New Plan Feature	Description
Term	If approved, no grant will be made under the New Plan on or after the tenth anniversary of the New Plan’s effective date.
Minimum Vesting/Performance Period Provisions	Except as otherwise provided in the New Plan, equity-based awards granted under the New Plan will generally be subject to either a minimum vesting or minimum performance period of at least one year.

New Plan Feature	Description
Limits on Non-Employee Director Compensation	The New Plan provides an overall annual cap on the amount of compensation that may be granted to each non-employee director.
No Liberal Share Counting	Shares withheld to pay withholding tax obligations, or for the payment of option exercise prices, among other circumstances, will not be added back to the authorized share pool.
No Dividends on Unvested Awards
No dividends or dividend equivalents with respect to options rights and appreciation rights and with respect to other awards, no dividends or dividend equivalents will be paid on awards until they are earned and/or vested.

No Repricing Without Shareholder Approval
Option rights and appreciation rights may not be amended to reduce their exercise or base price, as applicable, and may not be cancelled in exchange for cash, other awards, or option rights and appreciation rights with an exercise or base price, as applicable, that is less than the exercise or base price of the original option rights or appreciation rights without obtaining shareholder approval.

No Discounted Option Rights or Appreciation Rights	Option rights and appreciation rights may not be granted with an exercise or base price less than the fair market value of the Company’s common stock on the date of grant.
No “Evergreen” Provisions
The New Plan authorizes the issuance of a fixed number of shares of common stock (subject to adjustment as provided therein). Shareholder approval will be required before any additional shares can be authorized for issuance under the New Plan.

Clawback Protections
Pursuant to the terms of the New Plan, awards will be subject to recovery or recoupment under circumstances set forth in the New Plan, including pursuant to a clawback policy adopted by the Company as required by SEC and stock exchange rules.

Plan Summary
The following summary describes the material features of the New Plan. The purposes of the New Plan are to promote the interests of the Company and its shareholders by:
•	motivating and rewarding long-term strategic management that results in profitable growth and sustained shareholder value creation;
•	aligning employee and director interests with those of shareholders through encouraging stock ownership;
•	reinforcing a strong management team commitment to the Company’s long-term success;
•	providing meaningful long-term incentive award opportunity as part of a competitive total compensation program that enables the Company to attract and retain its key employees;
•	managing costs effectively through program design and administration guidelines in terms of accounting, tax, cash flow and shareholder dilution; and
•	structuring grants to be responsive to changes in the Company’s business environment and compensation objectives.
The New Plan will generally be administered by our Compensation Committee; provided, that, at the discretion of the Board, the Plan may be administered by the Board. Employees (including officers), non-employee directors and certain consultants of the Company and our affiliates will be eligible to receive awards under the New Plan based on the discretion of the Compensation Committee and its designees. As of February 28, 2025, if the New Plan had been in effect, approximately 1,080 of the Company’s and its subsidiaries’ employees and seven of the Company’s non-employee directors would have been eligible to participate in the New Plan in connection with their provision of services to the Company. As of February 28, 2025, if the New Plan had been in effect, no consultants would have been eligible to participate in the New Plan.

In connection with the Board’s consideration of the New Plan, the Board reviewed leading proxy advisory firms’ policies on equity-based compensation plans, the importance of long-term incentives in supporting the key objectives of the Company’s equity and incentive compensation programs, and the overall dilution and value of the New Plan.
The New Plan provides for the following award types: stock option rights, appreciation rights, restricted stock, restricted stock units (“RSUs”), cash incentives, performance shares, performance units and other awards. The Board recommends that our shareholders approve the New Plan, which authorizes the issuance of up to 785,000 shares of our common stock. If the New Plan is approved by the Company’s shareholders, any shares available for new grants under the Current Plan will no longer be available for issuance under such plan. Outstanding awards granted under the Current Plan will continue unaffected upon approval of the New Plan. However, the number of shares relating to awards granted between March 1, 2025 and the Annual Meeting under the Current Plan will be deducted from the New Plan.
Certain Limitations on Awards
Under the New Plan, the aggregate number of shares relating to incentive stock options (as defined in the New Plan) may not exceed 785,000 shares. Notwithstanding anything in the New Plan to the contrary, no non-employee director may be granted, in any one calendar year, aggregate compensation, in the form of cash and/or equity, for such service having an aggregate maximum value (measured at the grant date, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes), in excess of $500,000. The New Plan provides that the aggregate number of shares available for issuance under the New Plan will be reduced by one share for each share subject to an award granted under the New Plan. Subject to the terms of the New Plan, if any award granted under the New Plan is cancelled or forfeited, expires, is settled for cash, or is unearned, the common stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available for issuance under the New Plan.
Notwithstanding the foregoing, (i) shares of common stock withheld by the Company, tendered or otherwise used in payment of the exercise price of an option right will not be added (or added back, as applicable) to the aggregate number of shares of common stock available under the New Plan; (ii) shares of common stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of common stock available under the New Plan; (iii) shares of common stock subject to a share-settled appreciation right that are not actually issued in connection with the settlement of such appreciation right on the exercise thereof will not be added back to the aggregate number of shares of common stock available under the New Plan; and (iv) shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of option rights will not be added (or added back, as applicable) to the aggregate number of shares of common stock available under the New Plan. If a participant has elected to give up the right to receive cash compensation in exchange for shares based on fair market value, such shares will not count against the aggregate share limit of the New Plan.
Awards may be granted under the New Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, RSUs or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any subsidiary. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the New Plan, and may account for common stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction. Any common stock that is issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company will not reduce the shares of common stock available for issuance or transfer under the New Plan or otherwise count against the share limits contained in the New Plan and summarized above. In addition, no shares of common stock subject to an award that is granted by, or becomes an obligation of, the Company under the New Plan as described in this paragraph, will be added to the aggregate share limit contained in the New Plan.
Awards granted under the New Plan may provide for the payment of dividends or dividend equivalents (other than in connection with option rights and appreciation rights), payable in cash, shares, other securities or other property; provided, however, that such dividends or dividend equivalents will only be paid to the participant if the underlying award vests and/or is earned. Except to the extent provided in the New Plan, no award will be transferable by the participant, except by will or the laws of descent and distribution.

Minimum Vesting/Performance Period
Except in the case of substitute awards (as defined in the New Plan) and cash incentive awards, awards granted under the New Plan to participants will either be subject to a minimum vesting or minimum performance period, in the case of performance awards, of one year. Notwithstanding the foregoing or any other provision of the New Plan, (i) the Compensation Committee may authorize acceleration of vesting or continued vesting of such awards in the event of the participant’s death, disability, termination of employment or service or the occurrence of a change in control (as defined in the New Plan), (ii) the Compensation Committee may exercise its authority under the New Plan as provided therein following the grant of an award, (iii) the Compensation Committee may grant awards without the above-described minimum requirements with respect to awards covering up to 5% of the aggregate number of shares authorized for issuance under the New Plan, and (iv) with respect to awards granted to non-employee directors, the vesting of such awards will be deemed to satisfy the minimum vesting requirement to the extent that the awards vest based on the approximate one-year period beginning on each regular annual meeting of the Company’s shareholders and ending on the date of the next regular annual meeting of the Company’s shareholders (provided, however, that such approximate one-year period with respect to awards granted to non-employee directors may not be less than 50 weeks).
Eligible Participants
Under the New Plan, the Compensation Committee may grant awards to the following persons providing services to the Company: (i) non-employee directors, including a person who has agreed to commence serving in such capacity within 90 days of the date of grant; (ii) officers or other employees of the Company or any subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the date of grant; or (iii) certain consultants as provided in the New Plan.
Stock Option Rights
Stock option rights granted under the New Plan may be either incentive stock options or non-qualified stock options. Incentive stock options may only be granted to employees. Except with respect to substitute awards, incentive stock options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of the Company’s common stock on the date of grant. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of sale through a bank or broker on a date satisfactory to the Company or some or all of the shares of common stock to which such exercise relates. Each stock option will specify the vesting schedule, including any applicable performance objectives, and the option term may not extend for more than ten years after the date of grant. Each grant will specify the form of consideration to be paid in satisfaction of the exercise price, including (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of common stock owned by the optionee having a value at the time of exercise equal to the total exercise price, (iii) subject to any conditions or limitations established by the Compensation Committee, by the withholding of common stock otherwise issuable upon exercise of an option pursuant to a “net exercise” arrangement, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Compensation Committee. Option rights may not provide for any dividends or dividend equivalents to be paid thereon.
Appreciation Rights
The New Plan provides for the grant of appreciation rights. Except with respect to substitute awards, the base price of an appreciation right may not be less than the fair market value of a share of common stock on the date of grant. Each appreciation right will specify the vesting schedule, including any applicable performance objectives, and the term of an appreciation right may not extend more than ten years from the date of grant. An appreciation right may be paid in cash, shares of the Company’s common stock or any combination thereof. Appreciation rights may not provide for any dividends or dividend equivalents to be paid thereon.
Restricted Stock
Restricted stock may also be granted under the New Plan. Restricted stock constitutes the immediate transfer of ownership of shares of the Company’s common stock to the participant in consideration of the performance of services, entitling such participant to voting, dividend, and other ownership rights, but subject to a substantial risk of forfeiture and restrictions on transfer for a period of time, each as determined by the Compensation Committee, or until certain performance objectives specified by the Compensation Committee are achieved. Each grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of the Company’s common stock on the date of grant.
Dividends and other distributions paid on or in respect of any shares of restricted stock may be paid directly to the participant, or may be reinvested in additional shares of restricted stock, as determined by the Compensation Committee in its sole discretion, provided, however, that in all cases, such dividends and other distributions will be subject to the same restrictions on vesting, payment or otherwise as the underlying award.
Restricted Stock Units
The New Plan provides for the grant of RSUs. RSUs awarded under the New Plan constitute an agreement by the Company to deliver shares of the Company’s common stock, cash, or a combination thereof, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of performance objectives) during the restriction period as the Compensation Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of the Company’s common stock on the date of grant.
During the applicable restriction period, the participant will have no ownership, transfer or voting rights in the shares of the Company’s common stock underlying the RSUs. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Compensation Committee; provided, however, that any dividend equivalents or other distributions on the shares of the Company’s common stock underlying the RSUs will be deferred until and paid contingent upon the vesting of such RSUs.
Cash Incentive Awards, Performance Shares and Performance Units
Performance shares, performance units and cash incentive awards may also be granted to participants under the New Plan. A performance share is a bookkeeping entry that records the equivalent of one share of the Company’s common stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Compensation Committee. Each grant will specify the number or amount of performance shares or performance units, or the cash amount payable with respect to cash incentive awards, being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
These awards become payable to participants upon the achievement of specified performance objectives, and upon such terms and conditions as the Compensation Committee determines at the time of grant. Each grant will specify the performance objectives regarding the earning of the award. Each grant will specify the time and manner of payment of cash incentive awards, performance shares or performance units that have been earned, and any grant may further specify that any such amount may be paid or settled in cash, shares of the Company’s common stock, or any combination thereof. Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of the Company’s common stock, provided that such dividend equivalents will be subject to deferral and payment on a contingent basis based on the earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.
The performance objectives that may apply with respect to awards of performance shares, performance units, or cash incentive awards (or, when so determined by the Compensation Committee, option rights, appreciation rights, restricted stock, RSUs, dividend equivalents or other awards pursuant to the New Plan) may include (but are not limited to): objectives related to cash flow; cash flow from operations; free cash flow; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; days sales outstanding on receivables; capital expenditures; debt; debt reduction; working capital (including as a percentage of sales); return on investment; return on sales; return on invested capital; net or gross sales; economic profit; economic profit improvement; gross profit on sales; material gross profit (gross profit on material portion of sales); performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax); purchase variance; delivery variance; quality; customer satisfaction; comparable site sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; stock price; return on equity or capital employed; total shareholder return or relative increases to shareholder return; return on capital; return on assets or net assets; revenue; revenue growth; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation and amortization; pre-tax income (including on an as-adjusted basis); operating profit or net operating profit; non-performing assets; asset sale targets; value of assets; employee retention/attrition rates; investments; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; value creation; gross margin, operating margin or profit margin; margin growth; completion of acquisitions, business expansion, product diversification, and new or expanded market penetration; growth or growth rate; employee recruitment, engagement, retention and satisfaction; diversity; environmental and social measures; human resources management, and any combination of the foregoing, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and any of which may be measured either in absolute terms, relative to a pre-established target, as compared to any incremental increase, as compared to previous years’ results or as compared to results of a designated comparison group.
If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the aforementioned performance objectives unsuitable, the Compensation Committee may in its discretion modify such performance objectives or the goals or actual levels of achievement regarding the performance objectives, in whole or in part, as the Compensation Committee deems appropriate and equitable.
Other Awards
Other awards may also be granted under the New Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as deemed by the Compensation Committee to be consistent with the purposes of the New Plan. Cash awards, as an element of or supplement to any other award granted under the New Plan, may also be granted. Subject to the terms of the New Plan, the Compensation Committee may authorize the grant of shares of common stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the New Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Compensation Committee in a manner that complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee may, at or after the date of grant, authorize the payment of dividends or dividend equivalents on other awards on a deferred and contingent basis, either in cash or in additional shares of common stock; provided, however, that dividend equivalents or other distributions on common stock underlying awards granted will be deferred until and paid contingent upon the earning and vesting of such awards. These awards will provide for vesting and other terms as deemed appropriate by the Compensation Committee and consistent with the terms of the New Plan.
Adjustments; Change in Control
The Compensation Committee will make or provide for such adjustments in the number of and kind of common stock covered by outstanding awards granted under the New Plan, in the exercise price and base price provided in outstanding option rights and appreciation rights, respectively, in cash incentive awards, and in other award terms, as the Compensation Committee, in its sole discretion, determines, in good faith, is equitably required to prevent dilution or enlargement of the rights of participants that otherwise would result from (i) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a change in control, the Compensation Committee may provide in substitution for any or all outstanding awards under the New Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each option right or appreciation right with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control, the Compensation Committee may in its sole discretion elect to cancel such option right or appreciation right without any payment to the person holding such option right or appreciation right. The Compensation Committee will also make or provide for such adjustments in the number of shares of common stock specified in the New Plan as the Compensation Committee, in its sole discretion, determines, in good faith, is appropriate to reflect any transaction or event described therein; provided, however, that any such adjustment to the number specified in the New Plan will be made only if and to the extent that such adjustment would not cause any option right intended to qualify as an incentive stock option to fail to so qualify.
Amendment and Termination
The Board generally may amend the New Plan at any time and from time to time in whole or in part. However, if any amendment (i) would materially increase the benefits accruing to participants under the New Plan, (ii) would materially increase the number of securities which may be issued under the New Plan, (iii) would materially modify the requirements for participation in the New Plan, or (iv) must otherwise be approved by the Company’s shareholders in order to comply with applicable law or the Nasdaq listing requirements, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
Subject to the terms of the New Plan, the Compensation Committee may amend the terms of any award, prospectively or retroactively. Except as otherwise provided in the New Plan, no such amendment will materially impair the rights of any participant without his or her consent. Further, if permitted by Section 409A of the Code, but subject to the terms of the New Plan, to the extent a participant holds an option right or appreciation right not immediately exercisable in full, or any restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the restriction period has not been completed, or any cash incentive awards, performance shares or performance units which have not been fully earned, or any dividend equivalents or other awards made pursuant to the New Plan subject to any vesting schedule or transfer restriction, or who holds common stock subject to any transfer restriction imposed under the New Plan, the Compensation Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such option right, appreciation right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such cash incentive awards, performance shares or performance units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
The Board may, in its discretion, terminate the New Plan at any time. Termination of the New Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.
Notwithstanding the foregoing or any provision of the New Plan or an award agreement to the contrary, the Company reserves the right to make amendments to the New Plan and grants thereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. A participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant’s account in connection with the New Plan and grants thereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.
No Repricing
Except in connection with a corporate transaction or event described in the New Plan or in connection with a change in control, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding option rights or the base price of outstanding appreciation rights, or cancel outstanding “underwater” option rights or appreciation rights (including following a participant’s voluntary surrender of “underwater” option rights or appreciation rights) in exchange for cash, other awards or option rights or appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price of the original option rights or exercise price of the original appreciation rights, as applicable, without approval by the shareholders.
Withholding
To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the New Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of common stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Compensation Committee, the Company will withhold shares of common stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax, and other laws, the Compensation Committee may require the participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of common stock delivered or required to be delivered to the participant, shares of common stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of common stock held by such participant. The common stock used for tax or other withholding will be valued at an amount equal to the fair market value of such common stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the common stock to be withheld and delivered exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Compensation Committee.
Clawback
Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (i) during employment or other service with the Company or a Subsidiary, or (ii) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable award agreement. In addition, notwithstanding anything in the New Plan to the contrary, any award agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any cash or Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.
Any award agreement (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award, or include other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee in accordance with (i) any Company clawback or recoupment policy, including the Incentive Recoupment Policy, and any other policies that are adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting awards under the New Plan, the participants consent to be bound by the terms of the Clawback Policy, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any award, any gains or earnings related to any award, or any other amount paid under the New Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the participants of any such amounts, including from the participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
U.S. Federal Income Tax Consequences
The following is a brief summary of certain of the United States federal income tax consequences applicable to New Plan participants and the Company, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary, which is presented for the information of shareholders concerning how to vote on this proposal and not for New Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Incentive Stock Option Rights. Options granted under the New Plan and designated as incentive stock options are intended to qualify under Section 422 of the Code. Under the provisions of Section 422 and the related regulations, an optionee who has been granted an incentive stock option will not recognize income and the Company will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the common stock is at least (i) two years from the date the option was granted and (ii) one year from the date the common stock was transferred to the optionee. If this holding period is satisfied, any gain or loss recognized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If this holding period is not met, then, upon such “disqualifying disposition” of the common stock, the optionee generally will recognize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the option price limited, however, to the gain on sale. Any further gain or loss recognized by the optionee generally will be taxed as short-term or long-term capital gain or loss depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount. If, however, the optionee meets the applicable holding period, the Company will not be entitled to a tax deduction with respect to capital gains recognized by the optionee. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.
Nonqualified Stock Option Rights and Appreciation Rights. An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation, taxable as ordinary income, only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the common stock received over the exercise price. Generally, the Company, subject to any Section 162(m) limitation, will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the optionee will recognize short-term or long-term capital gain or loss depending on the holding period.
Stock appreciation rights are treated very similar to nonqualified stock options for tax purposes. A participant receiving a stock appreciation right will not normally recognize any taxable income upon the grant of the stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize compensation, taxable as ordinary income, equal to either: (i) the cash received upon the exercise or (ii) if common stock is received upon the exercise of the stock appreciation right, the fair market value of the common stock received. Generally, the Company, subject to any Section 162(m) limitation, will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.
Unrestricted Stock and Other Stock-Based Awards. The tax consequences of receiving common stock pursuant to a stock award under the New Plan are similar to receiving cash compensation from the Company, unless the common stock awarded is restricted stock (i.e., subject to a substantial risk of forfeiture). If the shares of common stock are unrestricted (i.e., not subject to a substantial risk of forfeiture), the participant must recognize compensation, taxable as ordinary income, equal to the fair market value of the common stock received less any amount paid for common stock. The federal income tax consequences of other stock-based incentive awards will depend on how the awards are structured. Generally, the Company, subject to any Section 162(m) limitation, will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient recognizes ordinary income in connection with such awards.
Restricted Stock. A participant that receives a restricted stock award under the New Plan will normally not be required to recognize income for federal income tax purposes at the time of grant, nor is the Company entitled to any deduction, to the extent that the common stock awarded has not vested (i.e., still subject to a substantial risk of forfeiture). When any part of a restricted stock award vests, the participant will recognize compensation, taxable as ordinary income, in an amount equal to the fair market value of the vested common stock on the vesting date less any amount paid for the restricted stock award. The participant may, however, make an election, referred to as a Section 83(b) election, within thirty days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the fair market value of the common stock on the grant date (determined without regard to the restrictions). If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. Generally, the Company, subject to any Section 162(m) limitation, will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of the vested common stock, the participant will recognize short-term or long-term capital gain or loss depending on the holding period.
Restricted Stock Units. A participant who receives restricted stock units will not recognize taxable income, and the Company is not entitled to a deduction, at the time of grant. Rather, upon the settlement of units, the recipient of such units generally will be subject to tax at ordinary income rates on the fair market value of any common stock issued or cash paid in settlement of the award of such units, and the Company generally, subject to any Section 162(m) limitation, will be entitled to a deduction equal to the amount of the ordinary income recognized by the recipient. If the recipient receives shares of common stock upon settlement then, upon disposition of such shares, appreciation or depreciation after the settlement date is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.
Performance Awards. A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant generally will recognize compensation, taxable as ordinary income, in an amount equal to the cash received or, if the performance award is payable in common stock, the fair market value of the common stock received. When the participant recognizes ordinary income upon payment of a performance award, the Company generally, subject to any Section 162(m) limitation, will be entitled to a tax deduction in the same amount.
The Board of Directors recommends that you vote “FOR” the approval of the L.B. Foster Company 2025 Equity and Incentive Compensation Plan

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information at December 31, 2024 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	713,064(1)	—(2)	945,674(3)
Equity compensation plans not approved by security holders	—	—	—
Total	713,064(1)	—(2)	945,674(3)

(1)
The number is comprised of: (i) 531,068 performance share units (“PSUs”); (ii) 8,335 performance-based stock incentive award units (“PBSAs”); and (iii) 173,661 strategic transformation plan award units (“Special PSUs”). Specifically, this number includes the 2022-2024 PSU awards (actual achievement), 2023-2025 PSU awards (actual achievement for tranche 1 and 2; maximum achievement for tranche 3), 2024-2026 PSUs (actual achievement for tranche 1; maximum achievement for tranches 2 and 3), 2021 PBSA (maximum achievement for tranche 2), and 2022 Special PSUs (maximum achievement).

(2)
At December 31, 2024, there were no outstanding awards with an exercise price. Weighted-average exercise price does not take into account PSUs, PBSAs, or Special PSUs because they have no exercise price.

(3)
Does not include the PSUs, PBSAs, or Special PSUs described in footnote 1 and 173,935 shares of restricted stock that were unvested as of December 31, 2024. As disclosed above, if the New Plan is approved by the Company’s shareholders at the 2025 Annual Meeting, no grants will be made under the Current Plan thereafter, and the authority to issue new awards under the Current Plan will terminate upon such approval.

STOCK OWNERSHIP
The following table shows the number of shares of common stock beneficially owned on the Record Date (except as otherwise noted) by:
•	each person who has reported beneficial ownership of more than 5% of the Company’s common stock;
•	each current director and nominee for director;
•	each Named Executive Officer (“NEO”) included in the Summary Compensation Table on page 51; and
•	all directors and executive officers as a group.
Information concerning persons we know to be the beneficial owners of more than 5% of the Company’s outstanding common stock is based upon reports filed with the Securities and Exchange Commission (“SEC”).

Stock Ownership	Total Beneficial Ownership(a)	Percentage of Class Beneficially Owned (b)(c)	Additional Underlying Earned Performance Share Units(d)	Total
More than 5% Shareholders:
22NW (as defined below)(e)	1,314,026	12.3%	—	1,314,026
GAMCO Investors, Inc. (as defined below)(f)	1,239,004	11.6%	—	1,239,004
Brandes Worldwide Holdings, L.P. (as defined below)(g)	838,828	7.8%	—	838,828
Dimensional Fund Advisors LP(h)	681,635	6.4%	—	681,635
Blackrock, Inc.(i)	632,094	5.9%	—	632,094

Nominees for Director:
John F. Kasel (CEO)	124,968	1.2%	88,190	213,158
Raymond T. Betler	25,893	*	—	25,893
Alexander B. Jones	5,974	*	—	5,974
John E. Kunz	14,647	*	—	14,647
Janet Lee	11,384	*	—	11,384
David J. Meyer	5,406	*	—	5,406
Diane B. Owen	71,376	*	—	71,376
Bruce E. Thompson	14,726	*	—	14,726

Named Executive Officers (other than current CEO):
Patrick J. Guinee	47,851	*	28,314	76,165
Brian H. Kelly	56,225	*	27,224	83,449
Gregory W. Lippard	45,883	*	22,428	68,311
William M. Thalman	34,631	*	32,082	66,713

All Directors and Executive Officers as a Group (17 persons)	504,275	4.7%	245,149	749,424

*	Less than 1% of the Company’s common stock outstanding on the Record Date (March 20, 2025).
(a)
This column shows the number of shares with respect to which the named person or group had direct or indirect sole or shared voting or investment power. Unless otherwise noted in the footnotes, each director and NEO has sole voting and investment power with respect to their shares. The column also includes the shares allocated to accounts in the Company’s 401(k) plan (13,908 for Mr. Kasel, 0 for Mr. Thalman, 0 for Mr. Guinee, 531 for Mr. Kelly, 1,531 for Mr. Lippard, and 2,030 for all directors and other executive officers as a group). As of May 2017, all Directors were permitted to elect to receive their quarterly cash fees and annual stock award in deferred stock units that would vest six months after their date of separation from the Board. The shareholdings reflected in this column do not include any deferred stock units, which may not be settled for shares of common stock until six months after termination of service from the Board and confer no voting or other shareholder rights upon the director. No directors had deferred stock units as of the Record Date.

(b)
For Directors and Executive Officers, the percentages in this column are based on the assumption that any shares which the named person has the right to acquire within 60 days after the Record Date have been acquired and are outstanding. Of the number of shares shown in column (3) there were 0 shares with respect to which such persons have the right to acquire beneficial ownership within 60 days after the Record Date.

(c)	Based on 10,698,834 shares of the Company’s common stock outstanding on the Record Date (March 20, 2025).
(d)
For executive officers, this column includes PSUs that have been earned but which will not settle until the end of the applicable three-year performance period and which will not or could not be earned and/or paid within 60 days of the Record Date. This column does not include PBSAs or Special PSUs, which, in addition to service-based vesting criteria, have performance-based criteria that render the amount of shares ultimately issuable indeterminable until such awards are deemed earned and payable by the Compensation Committee after the end of the applicable performance period.

(e)
The information is based on Schedule 13D/A filed jointly by 22NW Fund, LP, 22NW LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, Bryson O. Hirai-Hadley, and Alexander B. Jones (each a “22NW Investor” and collectively, “22NW”), on January 26, 2024 and reporting beneficial ownership as of January 25, 2024. Each of 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC and 22NW GP, Inc. reported that it has sole voting power with respect to 1,313,121 shares, sole dispositive power with respect to 1,313,121 shares, shared voting power with respect to 0 shares and shared dispositive power with respect to 0 shares. Aron R. English reported that he has sole voting power with respect to 1,314,026 shares, sole dispositive power with respect to 1,314,026 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. Bryson O. Hirai-Hadley reported that he has sole voting power with respect to 991 shares, sole dispositive power with respect to 991 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. Alexander B. Jones reported that he has sole voting power with respect to 1,275 shares, sole dispositive power with respect to 1,275 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. The address of the principal office of each of the Reporting Persons is 590 1st Ave. S, Unit C1, Seattle, WA, 98104. On January 25, 2024, each of the 22NW Investors entered into the Cooperation Agreement (as defined below) with the Company. Among other matters, the Cooperation Agreement requires each of the 22NW Investors, during the pendency of the Standstill Period (as defined below), to take certain actions, including to vote, or cause to be voted, all shares of common stock beneficially owned by each of the 22NW Investors in favor of (a) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (b) each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board, subject to certain exceptions contained therein. During the Standstill Period, the 22NW Investors agreed not to, among other matters, (a) acquire, in the aggregate, ownership of more than 15% of the outstanding shares of the Company or (b) engage in any solicitation of proxies or written consents to vote any voting securities of the Company, or conduct any non-binding referendum with respect to any voting securities of the Company, or knowingly encourage, assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents) with respect to any voting securities of the Company, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act, to vote any securities of the Company in opposition to any recommendation or proposal of the Board. Additionally, in connection with the Cooperation Agreement, the Company chose to nominate Mr. Alexander B. Jones as a candidate for election to the Board at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”), for a term expiring at the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”), and has chosen to nominate Mr. Jones for reelection to the Board at the 2025 Annual Meeting. Pursuant to the Cooperation Agreement, the Company agreed that, during the Standstill Period, if elected to the Board, Mr. Jones shall be appointed to at least one of the Board’s committees (he was appointed to the Audit Committee after the 2024 Annual Meeting) and he shall be considered along with all other Board members for Board committee assignments in connection with the Board’s annual review of committee composition. For additional information regarding the Cooperation Agreement, see “Agreements with 22NW Fund, LP et. al” in the “Corporate Governance” section.

(f)
The information is based on a Schedule 13D/A filed jointly by GGCP, Inc, Teton Advisors, LLC, Gabelli Funds, LLC, GAMCO Investors, Inc., Associated Capital Group, Inc., GAMCO Asset Management Inc., and Mario J. Gabelli (collectively, “GAMCO Investors, Inc.”) with the SEC on August 9, 2023, reporting beneficial ownership as of August 8, 2023. Gabelli Funds, LLC reported sole voting power with respect to 181,098 shares, sole dispositive power with respect to 181,098 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. GAMCO Asset Management Inc., reported sole voting power with respect to 874,718 shares, sole dispositive power with respect to 887,718 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. Teton Advisors, LLC, reported sole voting power with respect to 169,479 shares, sole dispositive power with respect to 169,479 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. Associated Capital Group, Inc., reported sole voting power with respect to 709 shares, sole dispositive power with respect to 709 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. GGCP, Inc., GAMCO Investors, Inc., and Mario J. Gabelli each reported sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. The address for the reporting person is One Corporate Center, Rye, New York 10580-1435.

(g)
The information is based on a Schedule 13G/A filed jointly by Brandes Investment Partners, L.P., CO-GP, LLC, Brandes Worldwide Holdings, L.P., and Glenn Carlson with the SEC on November 14, 2024, reporting beneficial ownership as of September 30, 2024. Brandes Investment Partners, L.P. reported that it has sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 477,104 shares, and shared dispositive power with respect to 838,828 shares. CO-GP, LLC reported that it has sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 477,104 shares, and shared dispositive power with respect to 838,828 shares. Brandes Worldwide Holdings, L.P. reported that it has sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 477,104 shares, and shared dispositive power with respect to 838,828 shares. Glenn Carlson has sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 477,104 shares, and shared dispositive power with respect to 838,828 shares. Brandes Investment Partners, L.P. is an investment adviser registered under the Investment Advisors Act of 1940. The address for the reporting person is 4275 Executive Square, 5th Floor, La Jolla, CA 92037.

(h)
The information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024, reporting beneficial ownership as of December 29, 2023. Dimensional Fund Advisors LP reported that it has sole voting power with respect to 669,076 shares, sole dispositive power with respect to 681,635 shares, and shared voting or dispositive power with respect to 0 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The address for the reporting person is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(i)
The information is based on a Schedule 13G filed by Blackrock, Inc. with the SEC on November 8, 2024, reporting beneficial ownership as of September 30, 2024. Blackrock, Inc. reported that it has sole voting power with respect to 624,667 shares, sole dispositive power with respect to 632,094 shares, shared voting power with respect to 0 shares, and shared dispositive power with respect to 0 shares. Blackrock, Inc. is a parent company or control person registered under the Investment Advisors Act of 1940. The address for the reporting person is 50 Hudson Yards, New York, NY 10001.

DIRECTOR COMPENSATION – 2024
The following table sets forth our non-employee director compensation for 2024. Directors who are also employees of the Company do not receive any compensation for their service on the Board.

Name	Fees Earned or Paid in Cash ($)[1,2]	Stock Awards ($)[3]	Total ($)
Raymond T. Betler	145,000	80,000	225,000
Alexander B. Jones*	42,500	80,000	122,500
Dirk Jungé*	27,692	—	27,692
John E. Kunz	82,500	80,000	162,500
Janet Lee	76,250	80,000	156,250
David J. Meyer*	70,000	136,382	206,382
Diane B. Owen	82,500	80,000	162,500
Bruce E. Thompson	82,500	80,000	162,500

*	Mr. Jones was elected to the Board in May 2024. Mr. Jungé retired and did not stand for reelection in May 2024. Mr. Meyer was elected to the Board in January 2024.
1
On February 14, 2023, the Board approved an annual cash retainer fee of $70,000 for each non-employee director, and the following additional annual director retainer fees: Chairman of the Board, $75,000; Chair of Compensation Committee, $12,500; Chair of Audit Committee, $12,500; Chair of Nomination and Governance Committee, $12,500; and Chair of the Select Ad Hoc Corporate Responsibility Committee, $6,250.

2
The Non-Employee Director Deferred Compensation Plan (as amended and restated effective December 1, 2022) (the “Director Deferred Compensation Plan”) permits participants to elect to defer receipt of their cash and/or equity compensation to a date that is six months after separation from the Board. Since February 25, 2016, non-employee directors have been permitted to make discretionary elections to receive annual cash retainer fees in fully-vested shares of common stock on a quarterly basis or in quarterly installments of cash. Under the Director Deferred Compensation Plan, in lieu of receiving cash fees on a quarterly basis, non-employee directors may make an irrevocable election for each Board year (commencing on the date of each Annual Meeting of Shareholders through the following Annual Meeting of Shareholders) to receive, at his or her sole discretion, all of such director’s annual cash retainer fees in the form of either (i) fully-vested common stock, (ii) deferred stock units, or (iii) deferred cash. The cash retainer is divided by four and either (i) with respect to fully-vested common stock, issued on each quarterly payment date, with the number of shares determined by dividing the applicable quarterly cash retainer fee by the closing market price per share of the Company’s common stock; (ii) with respect to deferred stock units, determined by dividing the applicable quarterly cash retainer fee by the closing market price per share of the Company’s common stock and crediting that number of units to the director’s deferred stock account; or (iii) credited to a deferred cash account with interest calculated at the U.S. Prime Rate. Commencing on the date of the May 2017 Annual Meeting of Shareholders, Mr. Jungé elected to receive his cash retainer in deferred stock units and the remaining directors elected to receive their cash retainers in cash. Commencing on the dates of the 2018, 2019, 2020, 2021, 2022, and 2023 Annual Meetings of Shareholders, all directors elected to receive their cash retainers in cash. Commencing on the date of the 2024 Annual Meeting of Shareholders, Mr. Jones elected to receive his cash retainer in stock, and all other directors elected to receive their cash retainers in cash. The amounts of retainer fees paid in cash, fully-vested stock, and deferred stock units in 2024 were as follows: Mr. Betler received $145,000 in cash, $0 in fully-vested stock, and $0 in deferred stock units; Mr. Jones received $0 in cash, $42,500 in fully-vested stock, and $0 in deferred stock units; Mr. Jungé received $27,692 in cash, $0 in fully-vested stock, and $0 in deferred stock units; Mr. Kunz received $82,500 in cash, $0 in fully-vested stock, and $0 in deferred stock units; Ms. Lee received $76,250 in cash; $0 in fully-vested stock, and $0 in deferred stock units; Mr. Meyer received $70,000 in cash; $0 in fully-vested stock, and $0 in deferred stock units; Ms. Owen received $82,500 in cash, $0 in fully-vested stock, and $0 in deferred stock units; and Mr. Thompson received $82,500 in cash, $0 in fully-vested stock, and $0 in deferred stock units. No director elected to defer cash fees into a deferred cash account.

3
Mr. Meyer was elected to the Board of Directors effective January 1, 2024, and as part of his compensation, he was awarded 2,564 shares of restricted stock, or 5/12ths of the 6,154 shares granted to each director re-elected to the Board at the May 25, 2023 Annual Meeting, in accordance with the 2023 Annual Director Equity Award for the 2023-2024 Board Year, prorated for his service during that Board Year. On May 23, 2024, each non-employee director serving at that time was awarded an amount of shares of the Company’s common stock equal to $80,000 divided by the closing price per share of the Company’s common stock on the Nasdaq Stock Market on that date, with such shares vesting on the one-year anniversary of the grant date. As with the annual cash retainer fees, under the Director Deferred Compensation Plan, non-employee directors may make an irrevocable election for each Board year (commencing on the date of each Annual Meeting of Shareholders through the following Annual Meeting of Shareholders) to receive, at his or her sole discretion, all of such director’s annual stock award in the form of deferred stock units which would not be settled until six months after the respective director’s separation from the Board, subject to the one-year vesting schedule established at grant. In 2024, Mses. Lee and Owen and Messrs. Betler, Jones, Kunz, Meyer, and Thompson received awards of 2,842 shares on the grant date which are only subject to the one-year vesting period. The stock awards are reflected in the “Stock Awards” column of the table and computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (excluding the effect of estimated forfeitures). As of December 31, 2024, non-employee directors had unvested stock awards as follows: Mr. Betler: 2,842 shares; Mr. Jones: 2,842 shares; Mr. Jungé: 0 shares; Mr. Kunz: 2,842 shares; Ms. Lee: 2,842 shares; Mr. Meyer: 5,406 shares; Ms. Owen: 2,842 shares; and Mr. Thompson: 2,842 shares. For a discussion of valuation assumptions, see Note 15 of the Company’s Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The aggregate fees (including out-of-pocket expenses) for professional services rendered by Ernst & Young LLP (“Ernst & Young”) for 2023 and 2024 for each of the following categories of services are set forth below:

	2024	2023
Audit fees (includes fees for the audit of the Company’s annual financial statements and internal control over financial reporting; audit impact of SEC comment letter; services related to SEC filings including comfort letters, consents, and comment letters; consultations on matters addressed during the current audit or interim reviews; reviews of financial statements included in the Company’s quarterly reports; and services that are normally provided in connection with statutory and regulatory filings or engagements, including certain attest engagements and consents)	$1,565,000	$1,370,000
Audit-related fees (includes fees for attestation reports)	$5,000	—
Tax fees (includes tax compliance, tax planning, international tax advisory, and routine on-call tax services)	$30,000	$46,000
All other fees	—	—
Total fees	$1,600,000	$1,416,000

The Audit Committee reviewed summaries of Ernst & Young’s services and related fees and concluded that Ernst & Young’s provision of services during 2023 and 2024 was compatible with maintaining Ernst & Young’s independence. All Ernst & Young services are pre-approved by the Audit Committee.
Policy for Approval of Audit and Permitted Non-Audit Services
The Audit Committee’s policy is to review in advance, and grant any appropriate pre-approvals of (i) all audit services to be performed by the independent auditor and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and, in connection therewith, to approve all fees and other terms of such engagement, provided that pre-approval of de minimis services shall not be required to the extent provided by, and subject to the requirements of, the Exchange Act. The Audit Committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by the Audit Committee in advance in accordance with the policy on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, by other more expeditious means of communication. If the estimated fees for non-audit services are $50,000 or less, management may obtain approval from the Chairman of the Audit Committee in lieu of full Committee action. In 2024, all Ernst & Young professional fees were pre-approved in accordance with the Company’s pre-approval policies then in place.

CORPORATE GOVERNANCE
The Board, Board Meetings, Independence, and Tenure
The current Board size is eight directors. The Board has determined that each of its current directors and director nominees (Messrs. Betler, Jones, Kunz, Meyer, and Thompson, and Mses. Lee and Owen), except for Mr. Kasel, qualify as “independent” as defined by applicable Nasdaq Stock Market (“Nasdaq”) rules. Mr. Kasel is not considered to be independent because of his positions as our President and CEO. The Board also determined that Dirk Jungé qualified as “independent” as defined by applicable Nasdaq rules prior to his departure from the Board on May 23, 2024. In determining the independence of the directors, the Board also considered the independence criteria set forth in the Nasdaq rules as to compensation committee members before determining the independence of each of the members of the Compensation Committee, and also determined that all members of the Audit Committee qualify as “independent” for purposes of the rules promulgated under the Exchange Act specifically related to audit committee member independence. In making these determinations, the Board concluded that none of its directors or director nominees (other than Mr. Kasel) has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out a director’s responsibilities. In its independence review, the Board also considered transactions, relationships, and arrangements between each director or director nominee, and their respective immediate family members and the Company or senior management. The Company’s Corporate Governance Guidelines do not establish term limits as the Company believes that term limits could deprive the Company of the insight developed by Board members over time. As an alternative to the term limits, the Nomination and Governance Committee periodically reviews each director’s tenure on the Board, and our director evaluation process provides for periodic reviews of each director’s performance. Additionally, except for special circumstances as determined by the Board, upon recommendation of the Nomination and Governance Committee, no director may be nominated for reelection or reappointment to the Board if he or she would be age 75 or older at the time of election or appointment.
Board Leadership Structure
Under the Nasdaq rules, Mr. Betler, Chairman of the Board, qualifies as an “independent” director. The Board has chosen not to combine Chairman of the Board and CEO positions at this time because it believes that Mr. Betler’s depth of public company and industry experience, combined with his detachment from management, make him the best qualified individual to serve as Chairman of the Board. This current structure of separating the roles of Chairman and CEO also allows for better alignment of corporate governance (including the risk oversight responsibilities of the Board) with the interests of shareholders in protecting the Company’s long-term enterprise value. The Board also believes that this structure allows our CEO to focus on operating and actively managing the Company and the Chairman to provide guidance and oversight. With independent members of the Board serving as chairpersons and members of our Board committees, this leadership structure further enables the Board to provide independent oversight of material risks affecting the Company that are within the purview of such committees as further described under “Board’s Role in Risk Oversight.” Since the Chairman of the Board and CEO roles are not currently combined, the Board has determined there is no need for a “lead independent director” position.
Board Attendance
The Company’s Corporate Governance Guidelines include an expectation that all members of the Board then serving attend the annual meeting of shareholders. In 2024, each director then serving attended the 2024 Annual Meeting of Shareholders with the exception of Mr. Jungé who retired and did not stand for reelection at the 2024 Annual Meeting in accordance with the Corporate Governance Guidelines.
During 2024, the Board held six meetings. All of the directors attended 100% of the meetings of the Board and the committees on which they served in 2024 (to the extent such directors were serving on the Board or such committees at the times of those meetings).
Board’s Role in Risk Oversight
The Board is actively involved in overseeing risk management and provides oversight and monitoring of management’s assessment of major risks facing the Company and strategies for risk mitigation, including performing periodic reviews of the Company’s environmental, safety, cyber security, and data privacy programs, practices, and risk exposures. Operational and strategic presentations by management to the Board include consideration of the foregoing challenges and risks to the Company’s business, which are discussed by the Board and management at every regularly scheduled Board meeting. The Board also reviews and discusses management reports which specifically address risk topics. The CEO, assisted by senior management, is the chief “risk officer” responsible for managing and mitigating the Company’s risks.
In addition, each of our Board committees considers risks that are relevant to the areas within its jurisdiction. For example, the Audit Committee reviews with management and the independent public accountants and internal auditor significant risks and exposures, and reviews, assesses, and oversees the steps management has taken to assess and manage such risks and exposures, particularly issues related to management policies and guidelines, financial reporting and control information services, business information services, business continuity, and physical asset conservation. Additionally, the Audit Committee reviews and oversees the Company’s risk management and strategy relating to cybersecurity, including (i) the Company’s processes for assessing, identifying, managing, and mitigating material risks from cybersecurity threats and emerging cybersecurity developments and threats; (ii) whether any risks from cybersecurity threats have materially affected or are reasonably likely to materially affect the Company; (iii) the expertise of members of management with respect to assessing and managing risks from cybersecurity threats; and (iv) the Company’s disclosure controls and procedures with respect to material cybersecurity incidents. The Audit Committee, however, generally will defer to the (i) Compensation Committee for analysis and review of risks and exposures related to executive compensation and (ii) Nomination and Governance Committee for analysis and review of risks and exposures related to certain environmental, social, and governance issues, with input from any other committees, ad hoc or otherwise, in place from time to time. The Compensation Committee is responsible for reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risks. On an annual basis, the Nomination and Governance Committee evaluates the allocation of risk oversight duties among the Board and its committees by reviewing the structure, function and duties of the Board and its committees. The full Board reviews environmental risks, including climate change, as part of its oversight of corporate responsibility initiatives, and in 2022 created a select ad hoc Corporate Responsibility Committee of the Board to assist in these duties.
Corporate Responsibility
The Company strives to promote the highest standards of environmental performance, corporate governance, and ethical behavior across our global operations while growing our business in a responsible manner and investing in our people. The Board is responsible for the oversight and monitoring of management’s assessment of major risks and strategy for risk management, including performing periodic review of the Company’s environmental and safety programs and practices, Corporate Governance Guidelines, and Legal and Ethical Conduct Policy. The Board is regularly briefed on such matters and visits Company operations at least annually.
As part of its goal of good corporate stewardship, in 2022 the Board established a select ad hoc Corporate Responsibility Committee comprised of a Chair (Janet Lee), David Meyer, and the chairs of the standing Board Committees (Audit, Nomination and Governance, and Compensation) to assist the Board in oversight of the Company’s overall environmental and social policies, strategies, and programs. While management is responsible for development of the approach, implementing initiatives, and driving the overall programs, the new Committee reviews the application of relevant market and regulatory development measures to oversee and determine whether the Company’s initiatives are aligned with its long-term business strategies and the creation of shareholder value. The Committee reviews the Company’s environmental and social-related activities, programs and policies and whether they are addressed, as an oversight matter, through the Corporate Responsibility Committee or the Audit, Compensation, and Nomination & Governance Committees.
Environmental and Safety Programs and Practices
With a focus on improvement, the Company has adopted safety and environmental policies in support of long term environmental, health, and safety (“EHS”) excellence. We endeavor to meet or exceed our EHS goals. Among our core values are safety, teamwork, and innovation which we rely on in our endeavor to minimize pollution from our operations while also considering how our operations may create benefits for the communities in which we operate.
We aim to incorporate environmental, financial, and social considerations into our internal risk management analyses. We strive to develop best practices in EHS management based on the internationally recognized standard,

ISO 14001:2015. The Company’s environmental, health, safety, and sustainability systems are comprised of policies, procedures, and tools used to manage environmental performance in our facilities, including compliance, environmental footprint reduction, and pollution prevention. The system is a framework for setting and reviewing environmental objectives and targets, and focuses on environmental improvement programs. All facilities globally are required to implement the system, track progress, and perform self-audits.
The Company seeks to:
•	Minimize discharges to the air, water, and land;
•	Promote environmentally sound management of chemicals and wastes;
•	Reduce or eliminate waste through prevention, reduction, recycling, and reuse;
•	Improve energy efficiency and reduce our greenhouse gas emissions;
•	Practice water conservation; and
•	Reduce impacts to ecosystems by promoting the sourcing of environmentally preferable materials.
The Company strives to improve the impact we have on the environment and promote a safe workplace for our employees. EHS and related initiatives are integrated into short- and long-term strategies across our various businesses, and we have reporting systems in place across the Company to capture data on an ongoing basis.
Attracting and Retaining Talent
We believe human capital management is key to the Company’s success. The Company is an equal opportunity employer and we seek to retain our employees through competitive compensation, benefits, and challenging work experiences with increasing levels of responsibility. The Compensation Committee is tasked with reviewing matters relating to human capital resources, including any human capital measures or objectives that management focuses on to address the attraction, development, and retention of personnel, and provide guidance to the Board and management on these matters as the Compensation Committee deems appropriate. Management reports to the Board on succession planning, allocation of talent, and alignment of compensation. The Company routinely uses both internal and external professional services experts for employee training and talent development. For additional information regarding our programs to promote a positive culture and attract and retain employees at the Company, see Part I, Item 1 of our 2024 Annual Report.
Board Composition
Our goal is to maintain a diverse Board comprised of directors possessing complementary and varied skills, qualities, perspectives, and experiences that together address the wide array of global, environmental, governance, business, and social issues relevant to the Company. The Nomination and Governance Committee periodically reviews director skills, backgrounds, and tenure in order to confirm that the directors’ experiences will assist the Company to execute on its business strategies, identify any skill gaps on the Board, and formulate refreshment plans to address the same. For example, directors who recently joined the Board bring specific skills to the Board, including Mr. Kunz (concrete and aggregates building products experience), Mr. Thompson (public company and finance experience), Ms. Lee (public company experience, including cybersecurity, intellectual property, legal, and regulatory compliance), Mr. Meyer (manufacturing and rail industry experience), and Mr. Jones (capital allocation, public markets and a shareholder perspective, including relating to enhancing shareholder value). The Board believes that this balance of diverse backgrounds, experiences, continuity, and refreshment helps the Board most effectively serve the Company and its shareholders. With respect to demographic background, of our eight directors, one is an Asian female, one is a White female, one is an African-American or Black male, and five are White males.

Communications with Directors
Shareholders and other parties interested in communicating directly with the Chairman of the Board or with the non-management directors as a group may do so by writing to L.B. Foster Company, 415 Holiday Drive, Suite 100, Pittsburgh, PA 15220, Attn: Chairman of the Board or Attn: Independent Directors; such parties may also email the Corporate Secretary at corporatesecretary@lbfoster.com. The Corporate Secretary of the Company will review all such correspondence and shall regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees thereof or that otherwise require the Board’s attention. The Corporate Secretary may exclude items that are not related to Board duties and responsibilities, such as junk mail and mass mailings; product complaints and product inquiries; job inquiries and resumes; advertisements or solicitations; and surveys. Concerns relating to accounting, internal controls, or auditing are referred to the Audit Committee Chair who may direct such matters to the Company’s internal audit department or handle them in accordance with procedures established by the Audit Committee for such matters.
Board Committees
Historically, the Board has had three standing committees: the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, each of which is comprised of independent directors, as defined by applicable SEC and Nasdaq rules. Each of the committees has a written charter approved by the Board. In December 2022, the Board created a select ad hoc Corporate Responsibility Committee, which includes an independent chair and the independent chairs of the three standing Board committees, and also approved a written charter for its operation to assist with the coordination and oversight of the Company’s environmental and social-related activities, programs and policies.
Audit Committee
The current members of the Audit Committee are Mr. Thompson (Chair), Ms. Owen, Mr. Kunz, Mr. Meyer, and Mr.  Jones. The Board has determined that each Audit Committee member is sufficiently proficient in reading and understanding the Company’s financial statements to serve on the Audit Committee and that each member is independent as defined by applicable Nasdaq and SEC rules. Messrs. Thompson and Kunz and Ms. Owen are each an “audit committee financial expert” as defined under applicable rules of the SEC.
The Audit Committee, which held twelve meetings during 2024, is responsible for reviewing: the Company’s audited financial reports and interim financial reports; the Company’s systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established; the Company’s auditing, accounting and financial reporting processes; and the Company’s cybersecurity strategy. The Audit Committee’s Charter is posted on the Company’s investor relations website, lbfostercompany.gcs-web.com under the “Governance” tab.
Compensation Committee
The current members of the Compensation Committee are Messrs. Kunz (Chair) and Betler and Ms. Lee. The Compensation Committee, which held six meetings in 2024, is responsible for approving and overseeing and, recommending, as deemed appropriate or advisable, to the Board for approval of, the Company’s compensation policies and objectives for officers. The Compensation Committee has the authority under its charter to delegate its authority, duties, and responsibilities (or functions) to one or more members of the Compensation Committee or the Board, and/or to the Company’s officers, when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation, or listing standard to be exercised by the Compensation Committee as a whole or is otherwise prohibited by law, regulation, or listing standard. Upon recommendation of the CEO, the Compensation Committee routinely approves restricted stock awards that vest ratably over three years to key non-executive employees in recognition of performance and as a retention tool under the applicable equity plan. The Compensation Committee’s Charter is available at the Company’s investor relations website lbfostercompany.gcs-web.com under the “Governance” tab.
The Compensation Committee currently uses a “Comparator Group” of sixteen similarly-sized companies for executive and director compensation benchmarking purposes based on the recommendation of the Compensation Committee’s executive compensation consultant, Pay Governance, LLC (the “Consultant”).
The Compensation Committee has authority to engage consultants, legal counsel, and other advisors, and retained the Consultant to provide consulting services on the Company’s executive compensation practices and appropriate levels of, and structures for, executive compensation. The use of a consultant provides additional assurance that our executive compensation programs are reasonable, competitive, and consistent with our objectives. The Consultant is engaged directly by the Compensation Committee, regularly participates, as appropriate, in its meetings, including executive sessions of the Committee that exclude management, and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of compensation awards. In addition, with respect to the CEO, the Consultant prepares specific compensation analyses for the Compensation Committee’s consideration. The CEO does not participate in the development of these analyses.
For the year ended December 31, 2024, the Consultant provided no services to the Company other than executive compensation consulting services to the Compensation Committee and non-employee director compensation consulting services to the Nomination and Governance Committee as described below. The Compensation Committee assessed the independence of the Consultant pursuant to SEC rules and concluded that there were no conflicts of interest. At least annually, the Committee reviews the types of advice and services provided by the Consultant and the fees charged for those services. The Consultant reports directly to the Compensation Committee on all executive compensation matters; regularly meets separately with the Compensation Committee outside the presence of management; and speaks separately with the Compensation Committee chair and other Compensation Committee members between meetings, as needed.
The Compensation Committee gives significant weight to the CEO’s recommendations regarding other executive officers’ compensation; such other executive officers are not present when their compensation is being determined. The CEO is not present when his compensation is being determined.
For information regarding the role of consultant in non-employee director compensation, see “Nomination and Governance Committee.”
Consideration of Risk Within Compensation Arrangements
In designing incentive plans, the Company attempts to mitigate risk by avoiding unintended compensation windfalls. Attention is devoted to avoiding incentives that may encourage excessive risk-taking.
The Compensation Committee has considered whether other elements of the executive compensation program promote risk taking at levels that are unacceptable to the Company. The Compensation Committee considered the following factors related to risk:
•	Compensation philosophy that targets salaries and incentives at the market median;
•	The use of capital-based performance metrics designed to hold executives accountable for the efficient use of Company capital;
•	Short-term and long-term performance-based incentive awards that are capped;
•	Long-term equity incentives allocated to two separate vehicles (restricted stock and performance share units) with a performance or time vesting period of at least three years in length;
•
The use of a mix of performance metrics in our annual and long-term incentive programs, including Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Free Cash Flow, and Economic Profit Improvement;

•	Anti-hedging and anti-pledging policies;
•	Stock Ownership Policy; and
•	Incentive Compensation Recoupment (“clawback”) Policy, amended and restated in 2023 in compliance with new SEC and Nasdaq rules.
The Company believes that the above factors, as well as the overall governance and administration of the executive compensation program, serve to manage risk in a manner that is acceptable to the Company and its shareholders and that such compensation policies and practices do not encourage our executives or other employees to take excessive risks that are reasonably likely to have a material adverse effect on the Company.
For more information regarding the Compensation Committee’s processes and procedures for setting executive compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Nomination and Governance Committee
The current members of the Nomination and Governance Committee are Ms. Owen (Chair), Mr. Thompson, and Ms. Lee.
The Nomination and Governance Committee, which held four meetings in 2024, is responsible for overseeing corporate governance, proposing director nominees to the full Board, recommending which directors should serve on various Board committees, and recommending who should serve as Chair of the Board and chair of each of the Board’s committees. The Nomination and Governance Committee also recommends to the full Board appropriate compensation for non-employee directors.
The Nomination and Governance Committee endeavors to maintain a Board consisting of individuals that possess the minimum qualifications of being financially literate and whose experiences and backgrounds will enable the Board to provide meaningful counsel to, and oversight of, management, including, without limitation, possession of such knowledge, experience, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of the Company’s strategies and global business environment, and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company. The Nomination and Governance Committee recommends to the full Board nominees who will create and maintain a Board that satisfies applicable legal and regulatory requirements. In support of these goals, the Nomination and Governance Committee oversees the directors’ continuing education, which includes seminars focused on strategic and governance issues and discussions with outside advisors. The Nomination and Governance Committee, with the Chairman of the Board, oversees an annual evaluation of the Board’s performance. The Nomination and Governance Committee’s Charter is available on the Company’s investor relations website, lbfostercompany.gcs-web.com under the “Governance” tab.
Candidates for nomination to the Board may be suggested by current directors, management, shareholders, or a third-party search firm engaged to assist with director recruitment. When the Nomination and Governance Committee engages a third-party search firm, it generally provides the third-party search firm with guidance as to the skills, experience, and qualifications that the Nomination and Governance Committee is seeking in potential candidates, and the search firm identifies candidates for the Nomination and Governance Committee’s consideration. Once candidates have been identified, the Nomination and Governance Committee generally evaluates an individual’s skills, experiences, perspectives, and qualifications against the criteria it has adopted in the context of the Board’s then-current composition and the needs of the Board and its Committees, conducts an interview process and third-party background check, and makes recommendations to the Board for election. The Committee routinely reviews director refreshment in the context of anticipated vacancies and changing needs of the Company. Refreshment discussions are led by the Committee Chair.
In selecting nominees for election to the Board, the Nomination and Governance Committee will consider submissions from shareholders and will consider and evaluate shareholder-recommended nominees in the same manner as other nominees. A shareholder wishing to recommend a nominee may notify the Corporate Secretary or any member of the Nomination and Governance Committee in writing and provide the information required by Section 2.05 of the Company’s Bylaws, including the following:
•
Timely written notice to the Corporate Secretary of the Company. The deadlines for providing notice to the Company of a proposed director nomination at our next Annual Meeting are set forth in the Company’s Bylaws and summarized in “Additional Information.”

•
The notice provided to the Corporate Secretary must include all information relating to a director nominee that would be required to be disclosed in a proxy statement or other filings, including such person’s written consent to being named in proxy materials as a nominee and to serving as a director if elected.

•
The notice provided to the Corporate Secretary must include a reasonably detailed description of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements, and understandings (written or oral and formal or informal and whether monetary or non-monetary) during the past three years, and any other relationships, between or among the shareholder proponent and each proposed nominee.

•	The notice provided to the Corporate Secretary must include a completed and signed questionnaire, representation, and agreement as provided in Section 2.05(c) of the Company’s Bylaws.

•
Such other information as may reasonably be required by the Company to determine the eligibility and qualifications of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

•
If applicable, a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

Submissions should be sent to the Company’s principal executive offices, 415 Holiday Drive, Suite 100, Pittsburgh, PA 15220, Attn: Corporate Secretary. Please see “Additional Information” on page 67 for the applicable deadlines for submitting proposals relating to director nominations. The foregoing summary of our shareholder director nomination procedures is not complete and is qualified in its entirety by reference to the full text of the Company’s Bylaws that has been publicly filed with the SEC and is available at www.sec.gov.
Agreements with 22NW Fund, LP et. al
On January 25, 2024, (the “Effective Date”), the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with 22NW Fund, LP, 22NW LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, Bryson O. Hirai-Hadley, and Alexander B. Jones (each, an “Investor” and collectively the “Investors” or the “Investor Group”). Pursuant to the Cooperation Agreement, the Board chose to nominate Mr. Jones for election to the Board at the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) and agreed, among other matters, to, subject to Mr. Jones’ election by the shareholders at the 2024 Annual Meeting, appoint Mr. Jones to at least one Committee of the Board. Mr. Jones was elected to the Board at the 2024 Annual Meeting and, in connection therewith, his position as Board Observer was terminated. The Company has also nominated Mr. Jones to stand for re-election at the 2025 Annual Meeting, which nomination resulted in the extension of the termination date under the Cooperation Agreement (the “Standstill Period”) to the date that is 30 calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations for consideration at the Company’s 2026 Annual Meeting.
The Cooperation Agreement also requires the Investor Group, at the Annual Meeting and during the pendency of the Standstill Period, to take certain actions, including to vote, or cause to be voted, all shares of common stock beneficially owned by each member of the Investor Group in favor of (i) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (ii) each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) recommends otherwise with respect to any proposals (other than the election or removal of directors), each of the Investors shall be permitted to vote in accordance with the ISS recommendation; provided, further, that each of the Investors shall be permitted to vote in their sole discretion with respect to any publicly announced proposals relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company, or other business combination involving the Company requiring a vote of shareholders of the Company. See “Stock Ownership” for more information regarding the Cooperation Agreement and the Investors’ obligations during the Standstill Period.
Under the Cooperation Agreement, the Company agreed that Mr. Jones will receive (i) the same benefits of director and officer insurance, and any indemnity and exculpation arrangements available generally to the directors on the Board, (ii) the same compensation for his service as a director as the compensation received by other non-management directors on the Board with similar Board assignments, and (iii) such other benefits on the same basis as all other non-management directors on the Board.
In the Cooperation Agreement, the Company and the Investors have also agreed to customary standstill, confidentiality, non-disparagement, and other provisions and have made customary representations and warranties.
Non-Employee Director Compensation
The Nomination and Governance Committee determines appropriate levels of compensation for our non-employee directors by reviewing surveys and data from other publicly-traded companies and conferring with other directors, and outside advisors as necessary, to obtain information on competitive compensation practices. The Nomination and Governance Committee uses this information as a tool to determine appropriate levels of non-employee director compensation. The Nomination and Governance Committee then makes recommendations regarding non-employee director compensation to the Board for approval, which recommendations have included reduction in compensation, maintenance of current levels, and increases consistent with industry and peer practice. The Committee commissioned director compensation assessments by the Consultant, most recently in February 2025, The Consultant compared the Company’s directors’ compensation levels and program practices to those of the Company’s comparator group and a broader set of over 150 general industry companies of similar size to L.B. Foster. The Consultant also informed the Nomination and Governance Committee of current trends and practices in directors’ compensation, which includes shareholder approval of limits applicable to director compensation. The compensation for non-employee directors had remained unchanged since 2023 when, upon the recommendation of the Consultant, compensation was adjusted consistent with industry norms effective as of the date of the 2023 Annual Meeting of Shareholders. In 2025, consistent with historic practice, the Nomination and Governance Committee commissioned a Consultant assessment of non-employee compensation and, upon its recommendation, approved a $10,000 increase in the value of the annual equity award; all cash compensation remained unchanged at 2023 levels.
Select Ad Hoc Corporate Responsibility Committee
The select ad hoc Corporate Responsibility Committee was formed in December 2022 and is comprised of Chair (Ms. Lee), and the chairs of the other standing Board Committees (Mr. Thompson - Audit, Ms. Owen - Nomination and Governance, and Mr. Kunz - Compensation), and Mr. Meyer. The Committee did not have any formal meetings in 2024 after the issuance of the Company’s first Sustainability Report that year, but jointly reviewed that Report and approved its Charter with the Nomination and Governance Committee in May and October, 2024. The purpose of the Committee is to assist the Board in oversight of the Company’s overall environmental and social policies, strategies, and programs. While management is responsible for development of the approach, implementing initiatives, and driving the overall programs, this new Committee reviews the application of relevant market and regulatory measures to oversee and determine whether the Company’s initiatives are aligned with its long-term business strategies and the creation of shareholder value. The Committee reviews the Company’s environmental and social-related activities, programs and policies and whether they are addressed, as an oversight matter, through the Corporate Responsibility Committee or the Audit, Compensation, and Nomination and Governance Committees.
Additional Corporate Governance Matters
Director Education
The Company is committed to providing directors with opportunities and resources for continuing education for corporate governance and business-related issues as may be appropriate, including Company-paid membership in national director associations which provide educational opportunities, and routinely has third parties provide presentations on current legal, governance, compensation, and accounting matters during Board meetings. The Nomination and Governance Committee organizes one annual training for all Board members, disseminates continuing education materials collected by directors, and provides time for directors to discuss issues and best practices addressed in seminars or programs with the other directors on a regular basis.
Board Assessment
The Board assesses the effectiveness of the Board and its committees on an annual basis through an evaluation process that involves engagement with individual directors, each committee, and the Board as a whole. The assessment addresses topics such as structure and effectiveness of meetings, membership, materials and communications, and director duties and responsibilities. In addition, each director evaluates the performance characteristics of every director and the Chair, who then engages in candid discussions with each member regarding the feedback.
Code of Conduct and Ethics
The Company adopted a code of conduct and ethics that applies to all the Company’s directors, officers, and employees, including its CEO, chief financial officer and chief accounting officer. We have posted a current copy of the code, entitled “Legal and Ethical Conduct Policy,” on our investor relations website, lbfostercompany.gcs-web.com under the “Governance” tab.
Stock Ownership Guidelines for Non-Employee Directors
Within five years of first being elected to the Board, the Company’s non-employee directors are expected to own Company common stock equal to four times their respective annual cash compensation for services as a director. All non-employee directors serving in 2024 were compliant with these Guidelines.

Transactions With Related Parties
The Company is not aware of any transaction since the beginning of 2024, or any currently proposed transaction, in which the Company was, or is to be, a participant and the amount involved exceeds $120,000 and in which any of the Company’s directors, executive officers, greater than five percent shareholders, or certain family members of any of the foregoing persons or business entities with which such persons are affiliated had or will have a material interest, directly or indirectly. The Company’s written Legal and Ethical Conduct Policy generally addresses the topic of conflicts of interest, which includes transactions qualifying as “related party transactions.” In addition, on an annual basis, the Company requires each director, executive officer, and salaried employee to disclose in writing any situations which may give rise to a conflict of interest. The Company’s Internal Audit Department reviews and summarizes any such disclosures. The Audit Committee Charter provides that the Audit Committee is responsible for reviewing and, if appropriate, approving related party transactions as defined under Item 404 of SEC Regulation S-K. A review of potential related party transactions is undertaken by the Company’s Internal Audit Department and the General Counsel based on annual disclosures made by management and directors, supplemented from time to time based upon changing circumstances, and the Audit Committee is updated at every regular meeting with respect to any such transactions that require consideration.
Compensation Committee Interlocks and Insider Participation
All members of the Compensation Committee are independent directors, and none are present or past employees or officers of the Company or any of its subsidiaries. No member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. The Company’s executive officers have not served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers have served on the Company’s Board or Compensation Committee.
Section 16(a) Reporting Compliance; Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors and person who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of such securities with the SEC. The SEC has established specific due dates for these reports and we are required to disclose in this Proxy Statement any known late filings or failures to file.
Based solely on our review of Section 16 reports filed electronically with the SEC and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to the Company’s officers, directors and more than 10% shareholders were satisfied.
Insider Trading Policy
The Company has adopted an insider trading policy and procedures that govern the purchase, sale, and other dispositions of the Company’s securities by directors, officers, and employees, and has implemented related procedures for the Company itself. We believe that our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards.
Anti-Hedging and Anti-Pledging Policy
The Company’s Insider Trading Policy recognizes that hedging or monetization transactions can be accomplished through a number of possible mechanisms that are designed to hedge or offset any decrease in the market value of a company’s equity securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such hedging transactions may permit a director, officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, directors, officers, and employees are prohibited from engaging in any such transactions. This Policy similarly prohibits directors, officers, and other employees from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
In this Compensation Discussion and Analysis (“CD&A”), we summarize the compensation awarded to our executive officers listed in the Summary Compensation Table on page 51. We refer to these executive officers as our “named executive officers” or “NEOs.”
For 2024, the NEOs were:

NAME	TITLE
John F. Kasel	President and Chief Executive Officer
William M. Thalman	Executive Vice President and Chief Financial Officer
Patrick J. Guinee	Executive Vice President, General Counsel, and Corporate Secretary
Brian H. Kelly	Executive Vice President, Human Resources and Administration*
Gregory W. Lippard	Senior Vice President, Rail

*	Effective January 1, 2025, Mr. Kelly’s title was changed to Executive Vice President, Senior Advisor to the Chief Executive Officer
Executive Summary
Our Compensation Principles and Objectives
The Company’s Compensation Committee (referred to in this CD&A as the “Committee”) maintains a compensation philosophy that:
•	Facilitates the attraction and retention of talented and qualified executives; and
•
Seeks to align executive compensation with Company performance by rewarding initiative and positive financial and operating results, while being mindful of the current business climate. For each financial measure, we include a footnote referring to an explanation or reconciliation of how the measure is calculated. Such information is included in Appendix B of this Proxy Statement.

To this end, the Company’s executive compensation program is designed to be balanced and reasonable and allow the Company to attract and retain skilled talent to execute on our strategic plans. Compensation opportunities are determined with reference to the 50th percentile or median of the market for positions of similar responsibility. In designing our plans, we do not use highly-leveraged incentives that we believe could drive risky short-term behavior.
Our Compensation Practices
The Committee has implemented the following practices with respect to the Company’s executive compensation program:
OUR PRACTICES INCLUDE:
☑	Committee Independence. The Committee consists of independent directors and reserves time at each meeting to meet in executive session without management present.
☑
Independent Compensation Consultant. The Committee has engaged its own independent compensation consultant (Pay Governance) and annually assesses the consultant’s performance, fees, and independence, including whether any type of conflict of interest exists.

☑
Goal Setting and Performance Evaluation for CEO and Other NEOs. The Committee, with the input of the full Board, engages in formal goal setting and performance evaluation processes for both the CEO and other NEOs. The CEO participates in this process with respect to other NEOs.

☑
Peer Group. After considering the input of the compensation consultant, the Committee has established formal selection criteria for its comparator peer group companies listed on page 39 (the “Comparator Group”) and annually evaluates the composition of the Comparator Group to confirm the appropriateness of its component companies.

☑
Pay for Performance. Our metrics are reviewed and selected by the Committee from a list of possible metrics authorized by our shareholder-approved equity plan and the Executive Annual Incentive Compensation Plan (the “Annual Plan”).

☑
Tally Sheets. In order to make well informed compensation decisions, the Committee reviews tally sheets that include an executive’s current and historical compensation amounts, stock ownership, and retirement amounts, as well as amounts owed by the Company upon various employment termination scenarios.

☑
Double Trigger Change-In-Control. We provide double trigger change-in-control protection to our executive officers, which means they may be entitled to severance of between one and two and one-half times base salary and bonus only in the event of both a change-in-control of the Company and a qualifying employment termination (“double trigger”). Restricted stock awards and performance share unit (“PSU”) awards also provide for double trigger change-in-control vesting.

☑	Share Ownership Guidelines. We maintain rigorous share ownership guidelines which are applicable to all executives and non-employee directors.
☑
Clawback Policy. We have an executive recoupment policy that empowers the Company to recover certain incentive compensation erroneously awarded in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (the “Clawback Policy”).

☑
Risk Mitigation. We mitigate undue risks associated with compensation through the use of caps on potential incentive payments; maintaining clawback provisions, anti-hedging, anti-pledging, and stock ownership policies and guidelines; retention provisions in equity grants; and multiple performance metrics that focus on profitability and capital efficiency.

☑
Grant Practices. The Company generally grants annual equity awards in the first quarter of each year, following approval by the Compensation Committee. The Compensation Committee and the Board do not take into account material non-public information when determining the timing or terms of equity awards or executive compensation. In 2024, we did not grant stock options, stock appreciation rights, or similar option-like awards to our NEOs.

☑	Annual Say on Pay Vote. Our NEO compensation program is presented to shareholders for an advisory vote on an annual basis.
OUR PRACTICES EXCLUDE:
☒	Executive Employment Agreements. We do not, as a standard practice, provide executives with employment agreements and currently do not have any in place.
☒
Dividend Equivalents on Unearned Performance Share Unit and Restricted Stock Awards. We do not pay dividends or dividend equivalents on PSU and restricted stock awards unless and until such awards are deemed earned and/or vested.

☒	Tax Gross-Ups on Perquisites or Severance. We do not provide any tax gross-up payments to cover personal income taxes on perquisites or severance benefits related to a change-in-control.
☒	Hedging and Pledging. We do not permit hedging or pledging transactions in the Company’s stock, pursuant to our Insider Trading Policy.

Elements of Compensation
Executive officers’ compensation includes base salary, annual cash incentive awards, and equity-based long-term incentive awards. The Committee aligns a significant portion of executive officer compensation with the Company’s performance relative to pre-established performance goals based on stated Company financial objectives, which are designed to drive the creation of long-term value for our shareholders. The Committee administers both short-term and long-term incentive compensation plans within its executive compensation structure, and the main features of the executive compensation program are as follows:
•	Base salaries, which represent competitive fixed compensation and reflect the executive’s experience, responsibilities, and expertise.
•
Short-term cash incentive awards, issued pursuant to the Annual Plan in which payment is contingent on meeting annual financial performance goals that align with an executive’s responsibilities. The Committee authorized the 2024 Annual Plan (the “2024 Annual Plan”) and the related performance criteria of:

○	2024 Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“Adjusted EBITDA”)(1)(2); and
○	2024 Adjusted Free Cash Flow(3)(4)
•	Certain incentive-based compensation is subject to our Clawback Policy which was amended and restated in 2023 in compliance with new SEC and Nasdaq rules.
•
Long-term incentive awards are heavily weighted toward performance, with 60% of the target long-term incentive opportunity granted in the form of PSUs that are paid, if earned, based on the achievement of pre-determined corporate level performance goals over a three-year period, and 40% of the target long-term incentive opportunity granted in the form of time-vested restricted stock, which vests ratably in one-third installments over a three-year period from grant. From time to time, the Company may approve additional retention or incentive awards (none were granted to our NEOs in 2024).

•
The performance goals used for the 2024 PSU awards were two equally-weighted metrics of 2024-2026 Economic Profit Improvement(5) and 2024-2026 Adjusted EBITDA(1). Each year is measured annually with targets set at the beginning of the three-year period in a manner that requires growth in Company profitability and returns over the three-year period.

•
The Company maintains a Key Employee Separation Plan (the “Separation Plan”) that provides officers with severance in the event of both a change-in-control and qualifying employment termination. The Separation Plan does not provide for any single trigger payments or tax gross-ups, and severance is capped at between one and two and one-half times base salary and bonus, depending on the executive.

Annual and long-term performance goals are approved by the Committee at the beginning of each plan after consideration of the Company’s prior year performance, budgeted performance for the performance period, and anticipated market and economic conditions for the performance period.
Results of 2024 Shareholder Vote on Named Executive Officer Compensation
In May 2024, we held a shareholder advisory vote on the compensation paid to our NEOs, which resulted in the approval, by a significant margin, of the 2023 compensation paid to our NEOs, with over 99% of votes cast in favor of our say-on-pay proposal. Based on this feedback, and as the Company evaluated its compensation policies and practices throughout the remainder of 2024, our Board chose to make no significant changes to our existing executive incentive programs.
In connection with the Committee’s determination of 2024 executive compensation, the Company was mindful of the strong support our shareholders expressed for our pay-for-performance philosophy, which is designed to link the compensation paid to our executive officers, including NEOs, to the Company’s financial and share price performance in order to ensure that we are delivering value to our shareholders and not merely performing well against our peers.

The remainder of this CD&A is divided into three parts:
1.	Summary of 2024 Compensation Arrangements, which provides a brief summary of how the Company determines executive compensation for the NEOs;
2.	Overview of Compensation Framework, which reviews in greater detail overall considerations in determining executive pay, as well as the key elements of 2024 executive compensation at the Company; and
3.	Other Compensation Practices, which apply to our NEOs’ other compensatory arrangements.
Summary of 2024 Compensation Arrangements
Determining the Chief Executive Officer’s Compensation
The compensation of our CEO, John F. Kasel, consists of three major components: base salary, annual cash incentives, and long-term incentives in the form of equity awards. Mr. Kasel was paid a base salary at an annual rate of $675,000 until March 1, 2024, at which time his annual salary rate was increased to $742,500, which was more closely aligned with the market base compensation for Mr. Kasel’s role and responsibilities.
Mr. Kasel’s 2024 annual cash incentive awards were calculated relative to performance goals established at the beginning of the performance period and as described under the 2024 Annual Plan on page 41. Mr. Kasel’s target annual cash incentive award remained at 100% of his base salary. As a result of the Company’s performance in 2024, as further described below, Mr. Kasel earned an annual cash incentive payout under the 2024 Annual Plan of $796,193. Mr. Kasel’s long-term incentive equity award target for 2024 was $1,200,000. This award increased Mr. Kasel’s percentage of performance-based at-risk compensation, establishing a strong link between Mr. Kasel’s pay and the Company’s performance.
Mr. Kasel’s compensatory arrangements were established following guidance of the Company’s independent compensation consultant and after consideration of the market and the Comparator Group’s pay practices as more fully described under “Overview of Compensation Framework.”
Determining Compensation for Other Named Executive Officers
Each of our other NEOs, other than Mr. Kasel, is a leader of an individual business or function of the Company, and all report directly to the CEO. The CEO develops the objectives that each other NEO is expected to achieve, and against which each NEO’s performance is assessed. These objectives are reviewed with the Committee at the beginning of each year and are derived largely from the Company’s annual financial and strategic planning sessions in which the other NEOs participate and the Board reviews. The CEO leads the assessment of each other NEO’s individual performance against these objectives, as well as the Company’s overall performance and the performance of each NEO’s business or function. The CEO then makes a compensation recommendation to the Committee for each NEO in consultation with the Company’s EVP, Human Resources and Administration and other senior management members of human resources. The NEOs, including the CEO, do not participate in the final determination of their own compensation.
As discussed above, the Company’s general process involves using proxy statement data from the Comparator Group companies, a compensation survey, and the input of the independent compensation consultant, to determine competitive compensation levels for the NEOs and the other executive officers of the Company. As with the CEO, the NEOs’ compensation consists of three major components: base salary, annual cash incentives, and long-term incentives in the form of equity awards.
Determination of base salaries for the non-CEO NEOs is described further on page 41. Annual cash incentive awards for these NEOs were determined in accordance with the 2024 Annual Plan, as described on page 41 and their long-term incentive equity awards were granted in accordance with the long-term incentive program (the “LTIP”), as described on page 43.
Overview of Compensation Framework
The Company seeks to attract and retain talented and qualified executives through the use of compensation programs that are balanced and competitive. The Committee pursues this goal through its approval of executive officer compensation and, in the case of the CEO, recommending that the Board ratify his compensatory arrangements. The Committee’s executive compensation philosophy is to align compensation with Company performance by rewarding initiative and positive financial and operating results, while being mindful of the current business climate.
The Committee generally aligns executive officer compensation with the Company’s performance in order to drive short-term achievement and create long-term shareholder value. Our compensation program reflects the goals of consistent behavior and balancing short and long-term interests. Due to the Company’s product mix and distinct manufacturing and distribution businesses, our Company does not have true “peers” among publicly-traded companies and, for this reason, the Committee believes that Company-specific performance measures, as opposed to performance goals measured relative to peer company performance, are most appropriate to incentivize management to achieve the business goals of the Company. Further, annual and long-term performance measures include a mix of factors to avoid over-emphasis on any single measure. Such measures include goals for both profitability and efficient use of capital. A significant portion of the executive officers’ potential compensation is variable and earned under incentive plans that are based on the Company’s performance and the value delivered to the Company’s shareholders.
The Use of Market Compensation Data
The Committee’s objective is to pay executives fairly and competitively. Executive pay is measured against the Comparator Group and other market data (described below) to confirm that compensation is within the range of competitive practices. Each year, to assist in its compensation decisions to determine market rates for overall compensation and each pay component, the Committee reviews market data drawn from the following sources: (i) the compensation practices of the Comparator Group and (ii) and general industry survey data compiled and published by independent third-party providers.
As stated above, the Committee does not believe the Company has true “peers” among publicly-traded organizations. Accordingly, the Committee reviews the compensation of certain publicly-traded companies that it believes are most comparable to the Company. The Comparator Group was selected based on the following criteria:
•	Revenues and assets ranging from approximately one-half to double those of the Company;
•	Market capitalization of less than $1.5 billion at the time of review by the Committee;
•	Generally less than 4,000 employees;
•	Lower gross margins and higher asset turnovers, likely indicating a distribution business element; and
•	Industry sector generally composed of materials and industrial companies.
The Committee reviews the Comparator Group each year, and used the following 16 Comparator Group companies for 2024 executive compensation purposes:

Tredegar Corporation	Hawkins, Inc	Orion Group Holdings, Inc.
Ampco-Pittsburgh Corporation	LSI Industries, Inc.	Quanex Building Products Corporation
Twin Disc, Incorporated	Manitex International, Inc.	Insteel Industries, Inc.
Columbus McKinnon Corporation	NN, Inc.	Ascent Industries
Newpark Resources, Inc	Haynes International, Inc.
The Gorman-Rupp Company	Northwest Pipe Company

Role of the Compensation Committee in Establishing Objectives
The Company’s overall executive compensation program is intended to create long-term value by retaining and rewarding outstanding leaders and motivating them to perform at the highest level. Incentives are designed to reward financial and operating performance. After considering the compensation practices of the Comparator Group and the survey data from independent third-party providers, the Committee exercises its judgment in making decisions on individual executive compensation components, including the amount and allocation of compensation. The Committee annually reviews and, if appropriate, adjusts these compensation components based on market and business conditions. The Annual Plan and LTIP program include both profitability and capital-efficiency based targets.

The Committee believes that a significant portion of an executive’s compensation should be delivered through performance-based incentive compensation. Each year, the Committee identifies a variety of financial metrics and establishes rigorous annual and three-year performance goals as the basis for motivating and rewarding executives and aligning compensation with the performance of the Company. Management and the Compensation Committee believe that Adjusted EBITDA is an important metric to drive both short and long-term performance of the Company. The Annual Plan and LTIP performance targets are set at the beginning of each annual and three-year period, respectively, and, in the case of the LTIP, reflect increasing levels of achievement required for each year in the three-year performance period, with a heavier weighting assigned to the last year in the performance period to provide a greater incentive for longer-term achievement.
If the Company’s performance exceeds our goals and expectations, the incentive plans pay above the targeted level. If the Company’s performance falls below our goals and expectations, the incentive plans pay either below the targeted level, or nothing if threshold performance is not met. The 2024 Annual Plan and the PSU component of the LTIP include payout limits to prevent excessive payments and discourage executives from taking excessive risk with the business that may be contrary to the best interests of the Company and its shareholders. In 2024, target compensation for current NEOs was allocated among each compensation element as follows (shown for the CEO and the other NEOs on an average basis).

NOTES:
*	Fixed cash base salary earned in 2024 as disclosed in the Summary Compensation Table on page 51.
*	Annual and long-term incentive percentages are calculated based on salary disclosed in the Summary Compensation Table on page 51, with the annual and long-term incentives reflected at target.

Compensation Elements
Compensation of our NEOs includes base salary, annual cash incentive awards, and long-term equity awards paid under the LTIP. Mr. Kasel’s base salary and other incentive compensation were determined by the Compensation Committee after conferring with its independent compensation consultant, taking into consideration Mr. Kasel’s experience, Comparator Group companies’ practices, the Company’s compensation practices as described above, the Company’s overall budgeted and forecasted compensation spending plan, and general industry survey data. The salary and incentive compensation of the other NEOs are determined by following the same process.
Base Salary and 2024 Salary Increases
Base salaries are reviewed annually and any increases are effective on March 1st for all NEOs. In 2024, base salary increases for each NEO were made according to historic practice after considering each NEO’s performance, retention, alignment with the corporate strategy, execution of strategic initiatives to drive shareholder value, and reviewing compensation data from the Comparator Group and other similarly-sized organizations included in the survey data from independent third-party providers. With respect to the Comparator Group and the survey data, compensation adjustments are made with reference to the 50th percentile.

NAME	2023 Salary	2024 Salary
John F. Kasel	$675,000	$742,500
William M. Thalman	$385,560	$412,549
Patrick J. Guinee	$376,920	$395,766
Brian H. Kelly	$362,970	$381,119
Gregory W. Lippard	$334,950	$351,698

2024 Annual Plan
The 2024 Annual Plan was designed to provide performance-based cash compensation for the performance period of January 1, 2024 through December 31, 2024 and align NEO compensation with the achievement of performance goals that support the Company’s business strategy. The Committee approved the following 2024 performance measures and goals for the awards under the Annual Plan:
•	2024 Adjusted EBITDA(1)(2)
•	2024 Adjusted Free Cash Flow(3)(4)
To determine a NEO’s annual incentive opportunity, base salary is multiplied by a target percentage to obtain a target award. Target percentages for each NEO’s position approximate the market median. For the 2024 Annual Plan, each NEO was assigned the following target opportunity expressed as a percentage of base salary:

Name	Target (as a Percentage of Base Salary)
John F. Kasel	100%
William M. Thalman	65%
Patrick J. Guinee	55%
Brian H. Kelly	55%
Gregory W. Lippard	50%

The table below illustrates the 2024 performance measures and weighting applicable to the 2024 Annual Plan, as assigned to each NEO:

Performance Metric	John F. Kasel	William M. Thalman	Patrick J. Guinee	Brian H. Kelly	Gregory W. Lippard
Corporate Adjusted EBITDA(1)	75%	75%	75%	75%	20%
Operating Unit Adjusted EBITDA(2)	0%	0%	0%	0%	50%
Corporate Adjusted Free Cash Flow(3)	25%	25%	25%	25%	0%
Operating Unit Adjusted Free Cash Flow(4)	0%	0%	0%	0%	30%

The actual individual payments to NEOs are calculated based on individual NEO target award opportunity multiplied by the actual level of attainment of each performance metric relative to performance goals established at the beginning of the performance period.
The 2024 performance goals and payout percentage for each metric are summarized below:
Corporate and Operating Unit Adjusted EBITDA(1)(2) Performance and Payout Ranges

2024 Adjusted EBITDA(1)(2) as a % of Target Performance Goal	2024 Payout Range
125% and over	200%
100%	100%
80.0%	50%
Less than 80.0%	0%
2024 Actual Attainment	2024 Payout as a % of Target
Corporate: 95.2%	88.0%
Rail: 113.6%	154.6%

Corporate and Operating Unit Adjusted Free Cash Flow(3)(4) Performance and Payout Ranges

2024 Adjusted Free Cash Flow(3)(4) as a % of Target Performance Goal	2024 Payout Range
120% and above	200%
100%	100%
80%	50%
Less than 80%	0%
2024 Actual Attainment	2024 Payout as a % of Target
Corporate: 108.9%	144.5%
Rail: 112.7%	163.6%

Corporate and Operating Unit Adjusted EBITDA(1)(2) Target and Actual Performance

	2024 Target Performance Goal (in thousands)	2024 Actual Performance (in thousands)	2024 Payout as a % of Target
Corporate
John F. Kasel	$36,218	$34,478	88.0%
William M. Thalman	$36,218	$34,478	88.0%
Patrick J. Guinee	$36,218	$34,478	88.0%
Brian H. Kelly	$36,218	$34,478	88.0%
Rail
Gregory W. Lippard	$24,574	$27,927	154.6%

Adjusted Free Cash Flow(3)(4) Target and
Actual Performance

	2024 Target Performance Goal (in thousands)	2024 Actual Performance (in thousands)	2024 Payout as a % of Target
Corporate
John F. Kasel	$19,356	$21,078	144.5%
William M. Thalman	$19,356	$21,078	144.5%
Patrick J. Guinee	$19,356	$21,078	144.5%
Brian H. Kelly	$19,356	$21,078	144.5%
Rail
Gregory W. Lippard	$26,770	$30,173	163.6%

Discretionary Increases to the Incentives of the NEOs
The above described 2024 Annual Plan structure resulted in a calculated achievement payout of 102.1% for Corporate and 144.0% for Rail. The Annual Plan permits the Compensation Committee to adjust payouts up or down 15% based on operational and individual performance, at the Committee’s sole discretion, with total payouts capped at 200% of target. In recognition of the Company achieving the best safety performance in its history in each of the measured rates (Recordable Injuries, Lost Time, Days Away/Restricted Days), the CEO recommended that the Compensation Committee apply a favorable performance modifier of 5%. The Compensation Committee agreed and approved this increase to the final metric achievement results as follows: 107.2% for Corporate and 151.2% for Rail.
The 2024 Annual Plan results were calculated as set forth below for Messrs. Kasel, Thalman, Guinee, Kelly, and Lippard:

2024 Plan Metric – Corporate (Kasel, Thalman, Guinee and Kelly)	2024 Payout as a % of Target	2024 Plan Component Weighting	Weighted 2024 Payout as a % of Target
Corporate Adjusted EBITDA(1)	88.0%	75%	66.0%
Corporate Adjusted Free Cash Flow(3)	144.5%	25%	36.1%
2024 Payout as a % of Target			102.1%
Payout Modifier (5% discretionary increase for safety performance)	—	—	1.05%
Total 2024 Payout			107.2%

2024 Plan Metric – Rail (Lippard)	2024 Payout as a % of Target	2024 Plan Component Weighting	Weighted 2024 Payout as a % of Target
Corporate Adjusted EBITDA(1)	88.0%	20%	17.6%
Rail Adjusted EBITDA(2)	154.6%	50%	77.3%
Rail Adjusted Free Cash Flow(4)	163.6%	30%	49.1%
2024 Payout as a % of Target			144.0%
Payout Modifier (5% discretionary increase for safety performance)	—	—	1.05%
Total 2024 Payout			151.2%

Actual cash incentive awards earned and paid to the NEOs under the 2024 Annual Plan are included in the Summary Compensation Table on page 51.
Long-Term Incentive Plan
2024 Long-Term Incentive Awards
The LTIP provides (i) NEOs with an incentive to remain with the Company, (ii) a means for NEOs to build ownership in the Company, and (iii) alignment with the value of NEOs’ awards and the Company’s long-term financial performance. In 2024, the Committee approved annual grants of equity to each NEO, consisting of two components: time-vested restricted stock and PSUs.

For each NEO, 40% of the target long-term incentive value was granted in the form of time-vested restricted stock, which vests ratably in one-third installments over a three-year period from grant. The average closing price per share of the Company’s common stock during the last 15 calendar days of April 2024 was used to determine the number of shares granted to each NEO. The Committee believes that restricted stock awards recognize the cyclicality of the Company’s markets, promote executive retention and build ownership in the Company. Restricted stock also aligns our NEOs’ compensation and Company performance by conditioning a portion of the incentive opportunity upon appreciation of share value.
The remaining 60% of each NEO’s target long-term incentive award for 2024 was granted in the form of PSUs, with the number of units determined in the same manner as the portion granted in restricted stock for each NEO, including the CEO.
The PSUs granted in 2024 have a performance period of January 1, 2024 through December 31, 2026, and will be paid in shares of the Company’s common stock, if earned, based on the Company’s achievement of two equally-weighted performance goals established at the beginning of the three-year performance period of (i) Economic Profit Improvement(5), calculated with reference to the Economic Profit earned for each calendar year in the performance period; and (ii) Adjusted EBITDA(1) measured each year of the three-year performance period. Economic Profit Improvement(5) and Adjusted EBITDA(1) targets were established at the beginning of the three-year period at a level that requires growth in Company profitability and economic returns. The PSUs are designed to align compensation and Company performance by making our NEOs’ long-term incentive compensation over a three-year performance period contingent upon the Company’s Economic Profit Improvement(5) and Adjusted EBITDA(1) achievement from 2024 through 2026.
In 2024, the Committee approved the following target long-term incentive values for each NEO, to be allocated between restricted stock awards and PSUs:

Name	Target ($)
John F. Kasel	$1,200,000
William M. Thalman	$375,000
Patrick J. Guinee	$345,000
Brian H. Kelly	$320,000
Gregory W. Lippard	$275,000

Based on these target values, the NEOs were awarded the following restricted shares and PSUs:

Name	Restricted Shares	2024-2026 PSUs (at Target)
John F. Kasel	19,721	29,581
William M. Thalman	6,163	9,244
Patrick J. Guinee	5,670	8,505
Brian H. Kelly	5,259	7,888
Gregory W. Lippard	4,519	6,779

The number of PSUs which may be earned at the end of each annual period in the 2024-2026 three-year performance plan will be determined in accordance with the following formula, with performance evaluated at the end of each annual period and shares earned at a rate of 30% in the first year, 30% in the second year, and 40% in the third year, with any shares earned in such period to vest and settle at the end of the three-year performance period, generally subject to continued employment:
(PSUs awarded (at target) x Economic Profit Improvement(5) % of Target Payout Earned x 0.50) +
(PSUs awarded (at target) x Adjusted EBITDA(1) % of Target Payout Earned x 0.50) = Total Earned PSUs

Economic Profit Improvement(5)*

2024 Economic Profit Improvement(5) Achievement Level and Payout Percentages for First Tranche of 2024-2026 PSU Award
	Economic Profit Improvement(5) Achieved (in thousands)	% of Target Payout	Weighting	% of Achievement
All NEOs	$3,425	81.5%	50%	40.8%

Economic Profit Improvement(5) Targets and Payout Table for 2024 (in thousands)
2024
200%	$5,500
100%	$4,200
50%	$2,100

*
With respect to the two remaining (2025 and 2026) annual tranches, the Economic Profit Improvement(5) targets are confidential and will be disclosed after the end of each applicable annual performance period.

Adjusted EBITDA(1)*

2024 Adjusted EBITDA(5) Achievement Level and Payout Percentages for First Tranche of 2024-2026 PSU Award
	Adjusted EBITDA(1) Achieved (in thousands)	% of Target Payout	Weighting	% of Achievement
All NEOs	$34,153	90.6%	50%	45.3%

Adjusted EBITDA(1) Targets and Payout Table for 2024 (in thousands)
2024
200%	$47,100
100%	$36,200
50%	$25,300

*	With respect to the two remaining (2025 and 2026) annual tranches, the Adjusted EBITDA(1) targets are confidential and will be disclosed after the end of each applicable annual performance period.

PSUs Earned and Banked in 2024 Under the 2024-2026 LTIP
John F. Kasel		7,632
William M. Thalman	40.8% Economic Profit Improvement(5) + 45.3% Adjusted EBITDA(1) = 86.1% Achievement x 30% Year 1 Weighting = 25.8% of PSUs Awarded (to be settled at the end of the three-year performance period)	2,385
Patrick J. Guinee		2,194
Brian H. Kelly		2,035
Gregory W. Lippard		1,749

2023-2025 and 2022-2024 Performance Share Unit Awards
2023-2025 PSU Awards
The performance goals applicable to the PSU awards granted to our NEOs in the 2023 – 2025 Plan were equally weighted as Economic Profit Improvement(5) and Adjusted EBITDA(1) with annual targets established at the beginning of the three-year performance period of January 1, 2023 through December 31, 2025 that are weighted 30%, 30% and 40%. The formulas applicable to each of the annual Economic Profit Improvement(5) and annual Adjusted EBITDA(1) metrics are described on page 45 of our proxy statement filed on April 12, 2024.
Economic Profit Improvement(5)*

Economic Profit Improvement(5) Achievement Level and Payout Percentages for Second Tranche of 2023-2025 PSU Award
	Economic Profit Improvement Achieved(5) (in thousands)	% of Target Payout	Weighting	% of Achievement
All NEOs	$14,086	200%	50%	100%

Economic Profit Improvement(5) Targets and Payout Table for 2024 (in thousands)
2024
200%	$12,655
100%	$9,734
50%	$4,867

*	With respect to the remaining 2025 annual tranche, the Economic Profit Improvement(5) target is confidential and will be disclosed after the end of the applicable annual performance period.
Adjusted EBITDA(1)*

Adjusted EBITDA(1) Achievement Level and Payout Percentages for Second Tranche of 2023-2025 PSU Award
	Adjusted EBITDA(1) (in thousands)	% of Target Payout	Weighting	% of Achievement
All NEOs	$34,153	122.4%	50%	61.2%

Adjusted EBITDA(1) Targets and Payout Table for 2024 (in thousands)
2024
200%	$41,600
100%	$32,000
50%	$22,400

*	With respect to the remaining 2025 annual tranche, the Adjusted EBITDA(1) target is confidential and will be disclosed after the end of the applicable annual performance period.

PSUs Earned and Banked in 2024 Under the 2023-2025 LTIP
John F. Kasel		26,957
William M. Thalman	100% Economic Profit Improvement(5) + 61.2% Adjusted EBITDA(1) = 161.2% Achievement x 30% Year 2 Weighting = 48.4% of PSUs Awarded (to be settled at the end of the three-year performance period)	8,577
Patrick J. Guinee		7,352
Brian H. Kelly		7,346
Gregory W. Lippard		6,126

2022-2024 PSU Awards
The performance goals applicable to the PSU awards granted to our NEOs in 2022 were equally weighted as Corporate ROIC(6) and Adjusted EBITDA(1) with annual targets established at the beginning of the three-year performance period and that are weighted 20%, 30% and 50%. The goals applicable to each of the Corporate ROIC(6) and Adjusted EBITDA(1) metrics are described on page 33 of our proxy statement filed on April 14, 2023.
Corporate ROIC(6)

Corporate ROIC(6) Achievement Level and Payout Percentages for the Third Tranche of the 2022-2024 PSU Award
	Corporate ROIC(6)	% of Target Payout	Weighting	% of Achievement
All NEOs	10.1%	52.6%	50%	26.3%

Corporate ROIC(6) Targets and Payout Table for 2024 (in millions)
2024
200%	16.2%
100%	12.5%
25%	8.7%

Adjusted EBITDA(1)

Adjusted EBITDA(1) Achievement Level and Payout Percentages for the Third Tranche of the 2022-2024 PSU Award
	Adjusted EBITDA(1) (in thousands)	% of Target Payout	Weighting	% of Achievement
All NEOs	$34,153	90.1%	50%	45%

Adjusted EBITDA(1) Targets and Payout Table for 2024 (in thousands)
2024
200%	$46,536
100%	$35,797
35%	$25,058

PSUs Earned in 2024 Under the 2022-2024 LTIP
John F. Kasel		9,572
William M. Thalman	26.3% Corporate ROIC(6) + 45.0% Adjusted EBITDA(1)= 71.3% Achievement x 50% Year 3 Weighting = 35.7% of PSUs Awarded	4,786
Patrick J. Guinee		4,387
Brian H. Kelly		3,988
Gregory W. Lippard		3,191

Corporate ROIC(6) and Adjusted EBITDA(1) were calculated for each year in the three-year performance period. The Corporate ROIC(6) and Adjusted EBITDA(1) targets were derived using a growth rate that results in increasing profitability and capital returns necessary year over year to attain the goal. The 3-year total % of target payout for the 2022 – 2024 LTIP was 83.3%. This includes the performance shares earned and banked in the first and second years of the three year performance period and as previously reported.
For more information regarding the PSU and restricted stock awards granted to our NEOs, please see the Summary Compensation Table and Grants of Plan-Based Awards in 2024 on pages 51 and 52, respectively. Straight line interpolation is used to calculate results that fall between levels in the tables above.
Other Compensation Practices
Retirement Plans
The NEOs participate in the Company’s 401(k) and Profit Sharing Plan (“401(k) Plan”), a defined contribution retirement plan, qualifying under Section 401(k) of the Code, which is available to a broad segment of the Company’s employees. The Company’s contributions for 2024 to the 401(k) Plan with respect to our NEOs are included in the Summary Compensation Table (see page 51). There were no discretionary profit-sharing contributions made under the 401(k) Plan for 2024.
The Company also maintains a Supplemental Executive Retirement Plan (the “SERP”) under which executive officers may accrue benefits unavailable under the 401(k) Plan because of Internal Revenue Code (the “Code”) limitations. These benefits are also included in the Summary Compensation Table and 2024 Non-Qualified Deferred Compensation table (see pages 51 and 55, respectively).
The Company maintains these retirement plans for retention purposes and to provide a competitive opportunity for the Company’s employees to obtain a secure retirement.
Anti-Hedging and Anti-Pledging Policy
The Company’s Anti-Hedging and Anti-Pledging Policy is explained on page 34 above.
No Employment Agreements
The Company does not currently provide its NEOs with formal employment agreements.
Separation Plan and Change-In-Control Arrangements
The Separation Plan provides severance in the event of a change-in-control of the Company combined with a qualifying termination of each currently-employed NEO’s employment. The Committee believes that providing severance in these situations is beneficial to shareholders so that executives may remain unbiased when evaluating a transaction that may be beneficial to shareholders, yet could negatively impact their continued employment with the Company. In the event a participant experiences a qualifying employment termination in connection with a change-in-control of the Company, such participant is entitled to receive the participant’s base salary plus their target annual bonus multiplied by a “Benefit Factor” (subject to execution (and non-revocation) of a release of claims and compliance with confidentiality and one-year non-compete and customer and employee non-solicit obligations).
The participants’ Benefit Factors are as follows:

Benefit Factor
CEO	2.5
Executive/Senior Vice Presidents	2
Vice Presidents	1

Subject to compliance with the obligations in the release, a participant also will be paid $15,000 for outplacement services, and provided medical, dental, and vision insurance for up to 18 months post-employment. A participant will not be entitled to these payments and benefits under the Separation Plan, unless both: (i) a change-in-control has occurred; and (ii) the participant’s employment has been terminated (involuntarily without “cause” or for “good reason”).
Our award agreements include double trigger change-in-control provisions. Restricted stock awards generally provide that, if a change-in-control occurs prior to the end of the full vesting period and (i) the participant experiences an involuntary separation from service by the Company other than due to (A) cause, (B) death, or (C) disability, or the participant terminates for good reason, within the 90-day period immediately preceding a change-in-control, or on or within the two-year period immediately following a change-in-control, any unvested shares will immediately vest. If the acquiring entity in a change-in-control does not assume awards and convert the shares into a substantially comparable award of capital stock or other equity incentive instrument in such acquiring entity as determined by the Board, any unvested shares will immediately vest.
For active, recurring plans, (PSUs awarded in 2022 and thereafter), if the awards are assumed by the acquiror in connection with a change in control, the PSUs for completed periods will be deemed earned at actual results, and PSUs for the incomplete and future periods will be deemed earned at target, with such PSUs converted into time-based awards of the acquiror which generally will be subject to vesting based on continued employment through the end of the vesting term. If, however, there is a qualifying termination after a change in control but before the end of the vesting term, the awards will accelerate and vest. If the awards are not assumed by the acquiror, single trigger vesting occurs and the PSUs for completed periods will be earned at actual results, and PSUs for incomplete and future periods will be deemed earned at a target award level. All PSUs are settled at the end of the performance period unless otherwise permitted by IRC Section 409A.
For the non-recurring plans, the Performance-Based Stock Program (2021-2026), and the Strategic Transformation Plan (2022-2025) awards, if at the time of a change in control the awards were assumed by the acquiror, the PSUs will be deemed earned at target and converted into time-based awards of the acquiror which generally would be subject to vesting based on continued employment through the end of the remaining vesting term. If, however, there is a qualifying termination after the change in control but before the end of the vesting term, the vesting will be accelerated and deemed earned at a target award level. If awards are not assumed by the acquiror, vesting occurs and the awards will be deemed earned at target. All such awards are settled at the end of the performance period unless otherwise permitted by IRC Section 409A.
Any payment to a participant that would constitute an “excess parachute payment” within the meaning of Section 280G of the Code will cause the payment to be reduced to an amount, which maximizes the aggregate present value of the payment, without causing any payment to be subject to the limitation of deduction under Section 280G. See pages 57-60 for estimates on the benefits certain NEOs would have received if such person was terminated on December 31, 2024, in connection with a change-in-control.
Stock Ownership Policy
The Company’s Stock Ownership Policy requires our CEO to own stock valued at least 5 times his salary. Executive/Senior Vice Presidents are required to own stock valued at least 2.5 times their respective salaries, and Vice Presidents are required to own stock valued at least 1.5 times their respective salaries. The Stock Ownership Policy requires executives to retain 100% of the shares that are earned or that vest (net of tax) at any time while the value of current holdings is below the target requirement. Shares that count toward the requirement include unvested restricted shares, shares acquired through employee benefit plans, and shares held outright by the executive. In cases of hardship, the CEO may recommend to the Committee, and the Committee may grant the executive, permission to sell shares even if the Policy requirement has not been met. The Committee believes that such ownership requirements will discourage executives from taking any excessive long-term risks.
Right of Recovery (Clawback)
In accordance with SEC rules and the requirements of the Nasdaq listing rules, in 2023, the Compensation Committee adopted the Clawback Policy that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of the Company, as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (“Exchange Act”) (a “Covered Officer”), in the event of an accounting restatement. In the event we are required to prepare an accounting restatement as provided in our Clawback Policy, unless an exception applies, the Company will recover reasonably promptly from each Covered Officer the applicable incentive compensation received by such Covered Officer.
Subsequent to the issuance of its Consolidated Financial Statements as of and for the year ended December 31, 2023, the Company identified an immaterial error in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”) related to the classification of the $1,403 in exit costs incurred in 2023 associated with the discontinuation of the Company’s Bridge Products grid deck product line and determined to voluntarily correct this immaterial classification error and certain other immaterial errors by filing Amendment No. 1 to the 2023 Form 10-K on Form 10-K/A on November 1, 2024. These voluntary corrections did not have any impact on executive officers’ or other employees’ compensation, as the Company’s incentive compensation plans and awards are based on the attainment of certain financial and operating metrics unaffected by the adjustments. In addition, on October 7, 2024, the Audit Committee concluded that the classification of the $3,477 gain on the sale of a former joint venture facility in Magnolia, TX was an error in the Company’s previously issued Unaudited Condensed Consolidated Statements of Operations for the three month period ended March 31, 2024 and the six month period ended June 30, 2024, and that such statements should be restated to correct such error. Accordingly, on November 4, 2024, the Company filed (i) Amendment No. 1 on Form 10-Q/A to amend and restate certain items in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 and (ii) Amendment No. 1 on Form 10-Q/A to amend and restate certain items in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024. Such interim-period restatements did not have an impact on executive officers’ and other employees’ compensation as the Company’s incentive compensation plans and awards are based on the attainment of certain financial and operating metrics unaffected by the adjustments. Accordingly, the Company concluded that no recovery of erroneously awarded compensation was or would be required pursuant to the Clawback Policy.
Other Corporate Plans
The Company also provides certain executive officers with life and long-term disability programs. The incremental cost to the Company of our NEOs’ benefits provided under these programs is included in the Summary Compensation Table (see page 51) for each applicable NEO.
The Company also provides limited perquisites to the NEOs, which may include car allowances or use of a leased car, financial planning services, and membership in athletic or social clubs. The Company’s incremental costs for these perquisites are included in the Summary Compensation Table.

COMPENSATION COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other Company filings, including this Proxy Statement, the following Report of the Compensation Committee does not constitute soliciting material and shall not be incorporated by reference into any such filings.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
John E. Kunz, Chairman
Raymond T. Betler
Janet Lee

SUMMARY COMPENSATION TABLE – 2024, 2023, and 2022
The following table sets forth information regarding compensation of the Company’s NEOs for the years 2024, 2023, and 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
John F. Kasel President and CEO	2024	$731,250	$38,101	$1,387,851	$758,093	$160,025(4)	$3,075,320
	2023	$658,750	—	$1,078,650	$987,188	$133,065	$2,857,653
	2022	$572,917	—	$1,484,515	$589,050	$88,539	$2,735,021

William M. Thalman EVP and Chief Financial Officer	2024	$408,051	$13,760	$433,707	$273,788	$82,384(5)	$1,211,690
	2023	$380,800	—	$343,209	$366,524	$69,012	$1,159,545
	2022	$354,167	—	$570,145	$200,277	$35,300	$1,159,889

Patrick J. Guinee EVP, General Counsel and Corporate Secretary	2024	$392,625	$11,170	$399,027	$222,242	$70,806(6)	$1,095,870
	2023	$372,228	—	$294,172	$303,186	$71,239	$1,040,825
	2022	$344,461	—	$522,620	$177,871	$48,242	$1,093,194

Brian H. Kelly, EVP, HR and Administration	2024	$378,094	$10,756	$370,088	$214,017	$98,988(7)	$1,071,943
	2023	$358,047	—	$294,172	$291,966	$80,802	$1,024,987
	2022	$327,478	—	$475,113	$170,050	$50,972	$1,023,613

Gregory W. Lippard SVP, Rail	2024	$348,906	$12,626	$318,039	$253,223	$67,694(8)	$1,000,488
	2023	$332,217	—	$245,147	$199,297	$67,043	$843,704
	2022	$318,552	—	$380,111	$206,422	$45,687	$950,772

(1)
Amounts represent the 5% favorable performance modifier in the 2024 Annual Plan payments approved by the Compensation Committee in recognition of the Company’s best annual safety performance in its history. For more information please “Discretionary Increases to Incentives of the NEOs” on page 43.

(2)
For 2024, the amounts represent the aggregate grant date fair value of the 2024-2026 LTIP awards computed in accordance with FASB ASC Topic 718 (ASC 718) (excluding the effect of estimated forfeitures). This grant consists of a combination of restricted stock and PSUs. For a discussion of valuation assumptions, see Note 15 of the Company’s 2024 Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The 2024 amounts listed in this table use the closing price per share of Company stock on May 23, 2024, of $28.15 and for the PSUs, the amounts are based on target performance. Maximum opportunity for PSUs is $1,665,410, for Mr. Kasel; $520,437 for Mr. Thalman; $478,832 for Mr. Guinee; $444,094 for Mr. Kelly; and $381,658 for Mr. Lippard.

(3)	Amounts represent cash awards paid under the 2024 Annual Plan. For further information, please see pages 41-43.
(4)
For Mr. Kasel, the 2024 amount includes: a 401(k) Company match of $20,700; a SERP contribution of $82,406; an auto allowance of $15,000; Company-paid life insurance premium; Company-paid long-term disability premium; club membership of $21,970; and $16,395 for financial planning services.

(5)
For Mr. Thalman, the 2024 amount includes: a 401(k) Company match of $20,700; a SERP contribution of $25,775; an auto allowance of $15,000; Company-paid life insurance premium; Company-paid long-term disability premium; and club membership of $16,851.

(6)
For Mr. Guinee, the 2024 amount includes: a 401(k) Company match of $20,700; a SERP contribution of $21,049; an auto allowance of $15,000; Company-paid life insurance premium; Company-paid long-term disability premium; club membership of $8,150; and financial planning services.

(7)
For Mr. Kelly, the 2024 amount includes: a 401(k) Company match of $20,700; a SERP contribution of $19,504; an auto allowance of $15,000; Company-paid life insurance premium; Company-paid long-term disability premium; club membership of $18,291; and $16,395 for financial planning services.

(8)
For Mr. Lippard, the 2024 amount includes: a 401(k) Company match of $20,700; a SERP contribution of $12,192; an auto allowance of $12,000; Company-paid life insurance premium; Company-paid long-term disability premium; and club memberships of $19,752.

GRANTS OF PLAN-BASED AWARDS IN 2024
The following table provides information on 2024 Non-Equity and Equity Incentive Plan Awards:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John F. Kasel		371,250	742,500	1,485,000	—	—	—	—	—
	5/23/2024	—	—	—	14,791	29,581	59,162	—	832,705
	5/23/2024	—	—	—	—	—	—	19,721	555,146

William Thalman	—	134,079	268,157	536,314	—	—	—	—	—
	5/23/2024	—	—	—	4,622	9,244	18,488	—	260,219
	5/23/2024	—	—	—	—	—	—	6,163	173,488

Patrick J. Guinee	—	108,836	217,671	435,342	—	—	—	—	—
	5/23/2024	—	—	—	4,253	8,505	17,010	—	239,416
	5/23/2024	—	—	—	—	—	—	5,670	159,611

Brian H. Kelly	—	104,808	209,615	419,230	—	—	—	—	—
	5/23/2024	—	—	—	3,944	7,888	15,776	—	222,047
	5/23/2024	—	—	—	—	—	—	5,259	148,041

Gregory W. Lippard	—	87,925	175,849	351,698	—	—	—	—	—
	5/23/2024	—	—	—	3,390	6,779	13,558	—	190,829
	5/23/2024	—	—	—	—	—	—	4,519	127,210

(1)
These grants reflect awards issued under the Annual Plan in 2024 as discussed on pages 41-43. Amounts actually paid under this plan to NEOs for 2024 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	These grants reflect awards of PSUs granted under the LTIP and the Company’s 2022 Equity and Incentive Compensation Plan, as amended and restated, for 2024 as discussed on pages 43-47.
(3)	This column includes restricted stock awards granted under the LTIP and the Company’s 2022 Equity and Incentive Compensation Plan, as amended and restated, for 2024 as discussed on pages 43-47.
(4)
Reflects grant date fair value of PSU and restricted stock awards determined in accordance with ASC 718 (excluding the effect of estimated forfeitures). For a discussion of the valuation assumptions, see Note 15 of the Company’s Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of our plans and other compensatory arrangements with our NEOs that are reported in the Summary Compensation Table and Grants of Plan-Based Awards Table.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
Our NEOs held no outstanding stock options at fiscal year-end. The following table sets forth information regarding unvested stock awards held by the NEOs as of December 31, 2024:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John F. Kasel	137,269	$3,692,536	134,635	$3,621,682
William M. Thalman	48,423	$1,302,579	42,627	$1,146,666
Patrick J. Guinee	42,845	$1,152,531	38,392	$1,032,745
Brian H. Kelly	41,153	$1,107,016	36,267	$975,582
Gregory W. Lippard	34,108	$917,505	30,079	$809,125

(1)	This column includes unvested restricted stock awards granted under the LTIP in 2022, 2023, and 2024. The vesting schedule of the restricted stock awards is described below:

Name	Grant Date	Vesting Date	Unvested Restricted Stock
2022 Restricted Stock Awards:
John F. Kasel	2/17/2022	3-year graded vesting; vests 33 1/3% per year over 3-year period	4,604
William M. Thalman	2/17/2022	3-year graded vesting; vests 33 1/3% per year over 3-year period	2,302
Patrick J. Guinee	2/17/2022	3-year graded vesting; vests 33 1/3% per year over 3-year period	2,110
Brian H. Kelly	2/17/2022	3-year graded vesting; vests 33 1/3% per year over 3-year period	1,919
Gregory W. Lippard	2/17/2022	3-year graded vesting; vests 33 1/3% per year over 3-year period	1,535
2023 Restricted Stock Awards:
John F. Kasel	2/14/2023	3-year graded vesting; vests 33 1/3% per year over 3-year period	24,754
William M. Thalman	2/14/2023	3-year graded vesting; vests 33 1/3% per year over 3-year period	7,876
Patrick J. Guinee	2/14/2023	3-year graded vesting; vests 33 1/3% per year over 3-year period	6,751
Brian H. Kelly	2/14/2023	3-year graded vesting; vests 33 1/3% per year over 3-year period	6,751
Gregory W. Lippard	2/14/2023	3-year graded vesting; vests 33 1/3% per year over 3-year period	5,626
2024 Restricted Stock Awards:
John F. Kasel	5/23/2024	3-year graded vesting; vests 33 1/3% per year over 3-year period	19,721
William M. Thalman	5/23/2024	3-year graded vesting; vests 33 1/3% per year over 3-year period	6,163
Patrick J. Guinee	5/23/2024	3-year graded vesting; vests 33 1/3% per year over 3-year period	5,670
Brian H. Kelly	5/23/2024	3-year graded vesting; vests 33 1/3% per year over 3-year period	5,259
Gregory W. Lippard	5/23/2024	3-year graded vesting; vests 33 1/3% per year over 3-year period	4,519

This column also includes:
•
The 2022-2024 PSU awards granted under the LTIP. These awards were subject to forfeiture after the performance period ended (December 31, 2024) and prior to the distribution date (February 20, 2025) when the underlying performance achievement was certified. The performance attainment resulted in an overall payout of 83.3%.

•
The first tranche of the 2023-2025 PSUs earned for the first annual period (January 1, 2023 through December 31, 2023) of the 2023-2025 performance period upon certification of the performance results for such period on February 13, 2024. The performance attainment resulted in participants earning 186.9% of target for the first annual period. The earned PSUs remain subject to service conditions and will vest and settle in the first quarter of 2026 upon final certification of results at the end of the full three-year performance period.

•
The second tranche of the 2023-2025 PSUs earned for the second annual period (January 1, 2024 through December 31, 2024) of the 2023-2025 performance period upon certification of the performance results for such period on February 20, 2025. The performance attainment resulted in participants earning 161.2% of target for the second annual period. The earned PSUs remain subject to service conditions and will vest and settle in the first quarter of 2026 upon final certification of results at the end of the full three-year performance period.

•
The first tranche of the 2024-2026 PSUs earned for the first annual period (January 1, 2024 through December 31, 2024) of the 2024-2026 performance period upon certification of the performance results for such period on February 20, 2025. The performance attainment resulted in participants earning 86.1% of target for the first annual period. The earned PSUs remain subject to service conditions and will vest and settle in the first quarter of 2027 upon final certification of results at the end of the full three-year performance period.

Name	Grant Date	Vesting Date	Unvested PSUs
2022-2024 Performance Share Unit Awards:
John F. Kasel	2/17/2022	3-year performance period ended 12/31/24; achievement certified and shares distributed 02/20/2025	22,356
William M. Thalman	2/17/2022	3-year performance period ended 12/31/24; achievement certified and shares distributed 02/20/2025	11,178
Patrick J. Guinee	2/17/2022	3-year performance period ended 12/31/24; achievement certified and shares distributed 02/20/2025	10,246
Brian H. Kelly	2/17/2022	3-year performance period ended 12/31/24; achievement certified and shares distributed 02/20/2025	9,315
Gregory W. Lippard	2/17/2022	3-year performance period ended 12/31/24; achievement certified and shares distributed 02/20/2025	7,452
2023-2025 Performance Share Unit Awards (2023 and 2024 Tranches):
John F. Kasel	2/14/2023	PSUs are earned and will vest in February 2026 upon final certification of results.	58,202
William M. Thalman	2/14/2023	PSUs are earned and will vest in February 2026 upon final certification of results.	18,519
Patrick J. Guinee	2/14/2023	PSUs are earned and will vest in February 2026 upon final certification of results.	15,874
Brian H. Kelly	2/14/2023	PSUs are earned and will vest in February 2026 upon final certification of results.	15,874
Gregory W. Lippard	2/14/2023	PSUs are earned and will vest in February 2026 upon final certification of results.	13,227
2024-2026 Performance Share Unit Awards (2024 Tranche):
John F. Kasel	2/13/2024	PSUs are earned and will vest in February 2027 upon final certification of results	7,632
William M. Thalman	2/13/2024	PSUs are earned and will vest in February 2027 upon final certification of results	2,385
Patrick J. Guinee	2/13/2024	PSUs are earned and will vest in February 2027 upon final certification of results	2,194
Brian H. Kelly	2/13/2024	PSUs are earned and will vest in February 2027 upon final certification of results	2,035
Gregory W. Lippard	2/13/2024	PSUs are earned and will vest in February 2027 upon final certification of results	1,749

(2)	For restricted stock, PSUs, Performance-Based Stock Awards, (“PBSAs”), and Special PSUs, values are based on the Company’s December 31, 2024 closing price of $26.90 per share.
(3)
This column reflects the number of unearned and unvested tranches of the 2023 and 2024 PSU awards, 2021 PBSAs, and 2022 Special PSUs for which the performance conditions had not been satisfied as of December 31, 2024.

(3a)
the 2023-2025 PSUs were granted on February 14, 2023. These PSUs may be earned based on annual achievement of the underlying performance metrics during each of the three years of the performance period, but such earned PSUs remain subject to service conditions and will vest and settle in the first quarter of 2026 upon final certification of results at the end of the full three-year performance period. PSUs earned for the first and second annual periods are included in footnote (1) above. The number of shares included for these awards assumes maximum performance for the 2025 tranche and includes the following: Mr. Kasel 44,556 shares; Mr. Thalman 14,178 shares; Mr. Guinee 12,152 shares, Mr. Kelly 12,152 shares; and Mr. Lippard 10,126 shares.

(3b)
the 2024-2026 PSUs were granted on February 13, 2024. These PSUs may be earned based on annual achievement of the underlying performance metrics during each of the three years of the performance period, but such earned PSUs remain subject to service conditions and will vest and settle in the first quarter of 2027 upon final certification of results at the end of the full three-year performance period. PSUs earned for the first annual period are included in footnote (1) above. The number of shares included for these awards assumes target performance for the 2025 and 2026 tranches and includes the following: Mr. Kasel 20,707 shares; Mr. Thalman 6,471 shares; Mr. Guinee 5,954 shares, Mr. Kelly 5,622 shares; and Mr. Lippard 4,745 shares.

(3c)
the 2021 PBSAs were granted on March 1, 2021. The first underlying performance condition was achieved and 50% of the award was settled and paid on April 5, 2024. Assuming achievement of the remaining underlying performance conditions, PSU awards will be settled and be paid in shares of the Company’s common stock upon achievement or no later than the fifth anniversary of the grant date of the award. The number of shares included for these awards assumes target performance and includes the following: 1,667 shares each for Messrs. Kasel, Thalman, Guinee, Kelly, and Lippard.

(3d)
the 2022-2025 Special PSUs were granted on June 2, 2022. These Special PSUs may be earned based on achievement of the underlying performance metrics during the fourth year of a four-year period, and will vest and settle in the first quarter of 2026 upon final certification of results at the end of the performance period. The number of shares included for these awards assumes target performance and includes the following: Mr. Kasel 67,705 shares; Mr. Thalman 20,311 shares; Mr. Guinee 18,619 shares; Mr. Kelly 16,926 shares; and Mr. Lippard 13,541 shares.

2024 OPTION EXERCISES AND STOCK VESTED
There were no stock options exercised by our NEOs during 2024. The following table discloses the number of stock awards held by our NEOs that vested during 2024.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John F. Kasel	27,793	$668,645
William M. Thalman	17,208	$415,448
Patrick J. Guinee	11,453	$278,428
Brian H. Kelly	10,557	$257,206
Gregory W. Lippard	9,142	$223,435
(1)
With respect to restricted stock, Mr. Kasel received distributions of 12,377 shares on February 14, 2024 at $24.00 (closing price on that day) per share, 4,604 shares on February 17, 2024 at $24.00 (closing price on February 16, 2024, the last preceding business day) per share, 4,093 shares on February 26, 2024 at $23.40 (closing price on that day) per share; Mr. Thalman received distributions of 3,938 shares on February 14, 2024 at $24.00 (closing price on that day) per share, 2,302 shares on February 17, 2024 at $24.00 (closing price on February 16, 2024, the last preceding business day) per share, 1,925 shares on February 26, 2024 at $23.40 (closing price on that day) per share, 5,000 shares on March 1, 2024 at $23.78 (closing price on that day) per share; Mr. Guinee received a distribution of 3,375 shares on February 14, 2024 at $24.00 (closing price on that day) per share, 2,110 shares on February 17, 2024 at $24.00 (closing price on February 16, 2024, the last preceding business day) per share, 1,925 shares on February 26, 2024 at $23.40 (closing price on that day) per share; Mr. Kelly received distributions of 3,375 shares on February 14, 2024 at $24.00 (closing price on that day) per share, 1,918 shares on February 17, 2024 at $24.00 (closing price on February 16, 2024, the last preceding business day) per share, 1,610 shares on February 26, 2024 at $23.40 (closing price on that day) per share; and Mr. Lippard received a distribution of 2,813 shares on February 14, 2024 at $24.00 (closing price on that day) per share, 1,535 shares on February 17, 2024 at $24.00 (closing price on February 16, 2024, the last preceding business day) per share, 1,400 shares on February 26, 2024 at $23.40 (closing price on that day) per share. With respect to the 2021-2023 PSU awards, those underlying performance conditions were certified by the Compensation Committee of the Board of Directors as having been achieved and the shares distributed on February 13, 2024. Mr. Kasel received a distribution of 5,053 shares, Mr. Thalman received a distribution of 2,377 shares, Mr. Guinee received a distribution of 2,377 shares, Mr. Kelly received a distribution of 1,988 shares, and Mr. Lippard received a distribution of 1,728 shares, each at $23.76 (closing price on that day) per share. With respect to the 2021 Performance Based Stock Awards (PBSAs) the first underlying performance condition was met and the shares distributed on April 5, 2024 at $27.17 (closing price on that day) per share. Messrs. Kasel, Thalman, Guinee, Kelly, and Lippard, each received a distribution of 1,666 shares.

2024 NON-QUALIFIED DEFERRED COMPENSATION
The following table discloses the contributions, earnings and balances under the Company’s defined contribution plan that provides for deferred compensation on a non-qualified tax basis:

Name	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Balance at Last FYE(3)
John F. Kasel	82,406	18,848	349,591
William M. Thalman	25,775	1,855	52,068
Patrick J. Guinee	21,049	5,253	92,406
Brian H. Kelly	19,504	5,318	97,168
Gregory W. Lippard	12,192	6,406	99,213
(1)	Amounts represent 2024 Company contributions to the SERP, which are included in the “All Other Compensation” column of the Summary Compensation table as described on page 51.
(2)
Amounts include interest earned in 2024. During 2024, administration of the Plan was transferred by the Company to a third-party provider, resulting in the use of two methods of interest application. From January 1, 2024, through June 14, 2024, the Plan was administered by the Company and interest was applied to the benefit amount using the rate of return of Fidelity's Management Income Portfolio (2.26%), or the one-year annualized Treasury Bill interest rate (4.81% as of June 14, 2024), whichever was higher. The interest applied for that portion of the Plan year was 4.81%. These interest amounts are not included in the Summary Compensation Table – 2024, 2023, and 2022 as they are not considered to be “above market” or preferential. On June 15, 2024, administration of the Plan was transferred to a third party administrator, and from that date through December 31, 2024, each Participant’s account under the Plan was credited with gains and losses based on the investments selected by the Participant for the Participant’s account under the Plan, from the investment menu made available by the Company for this purpose and similar to the Participant-directed investment menu in place under the L.B. Foster 401(k) and Profit Sharing Plan. On average, the additional interest earned from June 15, 2024, through December 31, 2024, via Participant directed investments was an average of 2.73%, for an annual average interest of 7.65%.These amounts are not included in the Summary Compensation Table – 2024, 2023, and 2022 as they are not considered to be “above market” or preferential.

(3)
Amounts represent total SERP balance as of December 31, 2024. In addition to the amounts described in footnote 1, amounts also include Company contributions to the SERP which were reported in the Summary Compensation Table for prior fiscal years: $55,068 (2023) and $23,292 (2022) for Mr. Kasel; $15,065 (2023) and $7,951 (2022) for Mr. Thalman; $13,206 (2023) and $6,745 (2022) for Mr. Guinee; $11,886 (2023) and $5,662 (2022) for Mr. Kelly; $12,518 (2023) and $5,572 (2022) for Mr. Lippard.

Supplemental Executive Retirement Plan (“SERP”)
The SERP is designed primarily for the purpose of providing benefits for a select group of management or highly compensated employees of the Company and its affiliates and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended. The SERP is an unfunded, unsecured obligation of the Company, the benefits of which will be paid from its general assets.
We established the SERP in order to attract and retain persons that we consider to be important to our success by providing benefits that are not restricted by the statutory limitations imposed on tax-qualified retirement plans by the federal income tax laws. Executives and other eligible individuals are participants in the SERP.
The Compensation Committee has reserved the right to terminate a participant’s participation in the SERP at any time. Additionally, if a participant’s employment with the Company or its affiliates is terminated, or if the Compensation Committee, in its sole discretion, determines that a participant will no longer be a participant, the participant’s participation in the SERP (and such person’s right to accrue any benefits thereunder) will terminate.
The benefit provided under the SERP equals the supplemental retirement contributions credited to the participant’s account under the SERP, if any, as adjusted for interest credits. For each year or portion of a year in which a participant participates in the SERP, the participant may be credited with a matching contribution and/or a profit sharing contribution. The matching contribution is the difference, if any, between (a) the matching contribution that would have been made under the 401(k) Plan if the participant had made elective contributions to such plan sufficient to generate the maximum rate of matching contribution available under such plan, without imposition of any statutory limits imposed on tax-qualified retirement plans by the federal income tax laws and (b) the same amount with the imposition of such limits. The profit sharing contribution is the difference, if any, between (a) the profit sharing contribution that would have resulted if the applicable percentage rate had been applied on the participant’s compensation without regard to any statutory limits imposed on tax-qualified retirement plans by the federal income tax laws and (b) the actual profit sharing contribution allocated to the participant under the 401(k) Plan. Interest is credited to each participant’s account. During 2024, administration of the SERP was transferred by the Company to a third-party provider, resulting in the use of two methods of interest application. From January 1, 2024, through June 14, 2024, the SERP was administered by the Company and interest was applied to the benefit amount using the rate of return of Fidelity's Management Income Portfolio or the one-year annualized Treasury Bill interest rate, whichever was higher. On June 15, 2024, administration of the SERP was transferred to a third-party administrator, and from that date through December 31, 2024, each participant’s account under the SERP was credited with gains and losses based on the investments selected by the Participant for the participant’s account under the SERP, from the investment menu made available by the Company for this purpose and similar to the participant-directed investment menu in place under the L.B. Foster 401(k) and Profit Sharing Plan.
The balance in a participant’s bookkeeping account generally becomes distributable, in the form of a lump sum, following the six-month anniversary of a participant’s separation from service due to involuntary termination by the Company (other than for cause) or retirement upon attainment of age 65 (or 55 with the Compensation Committee’s approval). Distributions may commence sooner for participants who are not considered “key employees” under the federal income tax laws and/or in the event of a participant’s death or separation from service due to disability, as defined in the SERP. No benefits are payable under the SERP if a participant terminates employment for any reason other than those specified above.
If a participant is discharged by the Company for cause (i.e., conduct that is injurious to the Company, conduct which intentionally violates either the Company’s written policies or the reasonable directives of the Company’s CEO, or the commission of a felony), such participant’s rights to any benefits under the SERP will be forfeited. If the Compensation Committee determines that a participant is engaged in conduct detrimental to the interests of the Company or has used or is using trade secrets or other confidential information gained while employed with the Company, the Compensation Committee may, upon written notice to the participant, suspend or forfeit the participant’s right to any benefit under the SERP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Change-In-Control
As discussed on page 37 and page 47, the Company has established the Separation Plan in order to retain and motivate its executives to focus on the Company’s successful operation, regardless of any real or perceived threat from a change-in-control. In certain circumstances, the Separation Plan provides for severance payments to our NEOs only upon a qualifying termination of employment in connection with a change-in-control. Certain of our stock and incentive plans and programs, and certain of our retirement plans also include change-in-control provisions or additional benefits upon termination. The following discussion explains the effects of termination, both within and outside of the context of a change-in-control, under the Separation Plan, our stock and incentive plans and programs, and our applicable retirement plans.
The payments and benefits detailed below are in addition to (i) any payments and benefits under our plans or arrangements which are offered or provided generally to all salaried employees on a non-discriminatory basis, and (ii) any accumulated vested benefits for each NEO, including those set forth in the 2024 Non-Qualified Deferred Compensation Table on page 55.
Termination of Employment - Outside of a Change-in-Control
Termination Provisions Under Our Equity and Annual Compensation Plans and Programs
We provide equity-based and cash-based long-term incentive awards for executives. Please see the Compensation Discussion and Analysis for further details of these programs.
Under the terms of the PSU Awards, in the event an awardee’s employment is terminated during a performance period by reason of death, disability, or retirement on or after the one-year anniversary of the commencement of the applicable performance period, the awardee will be entitled to receive a pro-rated payment for any PSU, if earned, based on the number of complete months served by the awardee during each calendar year period of the three-year performance period (or the number of remaining months in the performance period, if the awardee commenced employment after the start of the applicable performance period).
The Executive Annual Incentive Compensation Plan provides that, in the event an awardee terminates employment prior to the actual payment of an award, such awardee generally will not be entitled to any payment except in the event of termination by reason of death, disability, or retirement (as such terms are defined in the Executive Annual Incentive Compensation Plan), in which case the awardee will be entitled to receive a pro-rated award reflecting the awardee’s service during the applicable performance period, subject to the Committee’s certification of the achievement of applicable performance goals, among other matters.
Termination Provisions Under Our SERP
We maintain various retirement programs, including the SERP. There are no additional benefits provided to our NEOs in the event of a termination of employment prior to a change-in-control. Additionally, an executive is not entitled to benefits under SERP if that executive is terminated for “cause” or if the executive terminates employment with the Company, other than pursuant to a retirement (including an early retirement approved by the Company), death, or disability.
Change-In-Control and/or Related Termination of Employment
Change-In-Control Provisions Under the Executive Annual Incentive Compensation Plan
In the event of a change-in-control (as defined in the Annual Plan), an awardee will generally be entitled to receive a lump sum cash payment equal to the pro-rated target bonus for the year in which the change-in-control occurs, which will be based on the portion of the year that the awardee was employed by the Company prior to the change-in-control. The Compensation Committee may, in its sole discretion, determine that an awardee is not entitled to such payment.

Change-In-Control Provisions Under the Key Employee Separation Plan
Cash severance pay. If a NEO’s employment is terminated during the 90-day period prior to, on, or within two years of a change-in-control, either by the executive for good reason or by the Company other than for cause, death, or disability, the executive will receive, in cash as severance pay (in addition to amounts earned by such NEO through the termination date), an amount equal to the product of: the NEO’s benefit factor (as noted on page 48 of this Proxy Statement) times the sum of (x) and (y) below:
(x)	the NEO’s base salary at the annual rate in effect on the termination date, plus
(y)	his target annual bonus opportunity under the Executive Annual Incentive Compensation Plan for the year in which the termination date occurs.
Continuation of medical and welfare benefits. The NEO will receive the same or equivalent medical, dental, and vision benefits (through the payment of the NEO’s COBRA premiums) received at the date of termination until the earlier to occur of: (i) the NEO reaching the age of 65, (ii) the date the NEO is provided similar benefits by another employer, or (iii) the period to which the NEO is entitled to coverage under COBRA (generally, 18 months).
Outplacement Services. The Company will provide a payment of $15,000 to the NEO to cover outplacement assistant services.
Limitations. To the extent that payments would constitute “excess parachute payments” within the meaning of Section 280G of the Code, such payments will be limited to the maximum amount permitted to be paid without causing any payments to be subject to the limitation of deductions under Section 280G of the Code.
Under the Separation Plan, “Change-In-Control” and “Good Reason” are defined as follows (which definition of “Change-in-Control” is substantially similar as such definition in the Predecessor Plan and the Executive Annual Incentive Compensation Plan):
Change-In-Control - shall mean the first to occur, after the effective date of the Separation Plan, of any of the following:
(i)
any merger, consolidation, or business combination in which the shareholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity;

(ii)	the sale of all or substantially all of the Company’s assets in a single transaction or a series of related transactions;
(iii)
the acquisition of beneficial ownership or control (including, without limitation, power to vote) of a majority of the outstanding common stock of the Company by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares); or

(iv)
a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board.

Upon the occurrence of a Change-in-Control as provided above, no subsequent event or condition shall constitute a Change-in-Control for purposes of the Separation Plan, with the result that there can be no more than one Change-in-Control under the Separation Plan.
Good Reason - shall mean the Participant’s separation from service by the Participant as a result of the occurrence, without the Participant’s written consent, of one of the following events:
(i)
A material reduction in the Participant’s annual Base Pay (as defined in the Separation Plan) (unless such reduction relates to an across-the-board reduction similarly affecting Participant and all or substantially all other executives of the Company and its affiliates);

(ii)
The Company makes or causes to be made a material adverse change in the participant’s position, authority, duties, or responsibilities which results in a significant diminution in the participant’s position, authority, duties, or responsibilities, excluding any change made in connection with (A) a reassignment to a new job position, or (B) a termination of participant’s employment with the Company for disability, cause, death, or temporarily as a result of participant’s incapacity or other absence for an extended period;
(iii)
A relocation of the Company’s principal place of business, or of participant’s own office as assigned to participant by the Company to a location that increases participant’s normal work commute by more than 50 miles; or

(iv)	Any other action by the Company that constitutes a material breach of the employment agreement, if any, under which participant’s services are to be performed.
In order for participant to terminate for Good Reason, (A) the Company must be notified by participant in writing within 90 days of the event constituting Good Reason, (B) the event must remain uncorrected by the Company for 30 days following such notice (the “Notice Period”), and (C) such termination must occur within 60 days after the expiration of the Notice Period.
Change-In-Control and Termination Provisions Under Our Equity Compensation Programs
For a description of the double trigger change-in-control provisions in our equity award agreements, see page 48 of this Proxy Statement.
The following tables detail the incremental payments and benefits (in addition to those already disclosed in this Proxy Statement) to which the NEOs would have been entitled under each termination of employment and change-in-control scenario, assuming the triggering event occurred on December 31, 2024:

John F. Kasel	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason
Lump Sum Severance(1)(2)	—	$758,093	$758,093	$758,093	$3,712,500	—
Benefits Continuation(3)	—	—	—	—	$28,798	—
Equity Awards (Unvested)	—	$2,402,923(5)	$1,921,206(5)	$2,402,923(5)	$5,733,496(6)	—
Outplacement Services	—	—	—	—	$15,000	—
SERP(4)	$349,591	$349,591	$349,591	$349,591	$349,591	—
Totals	$349,591	$3,510,607	$3,028,890	$3,510,607	$9,839,385	$0

William M. Thalman	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason
Lump Sum Severance(1)(2)	—	$273,788	$273,788	$273,788	$1,361,412	—
Benefits Continuation(3)	—	—	—	—	$26,101	—
Equity Awards (Unvested)	—	$778,008(5)	$609,438(5)	$778,008(5)	$1,844,105(6)	—
Outplacement Services	—	—	—	—	$15,000	—
SERP(4)	$52,068	$52,068	$52,068	$52,068	$52,068	—
Totals	$52,068	$1,103,864	$935,294	$1,103,864	$3,298,686	$0

Patrick J. Guinee	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason
Lump Sum Severance(1)(2)	—	$222,242	$222,242	$222,242	$1,226,875	—
Benefits Continuation(3)	—	—	—	—	$41,003	—
Equity Awards (Unvested)	—	$710,376(5)	$552,986(5)	$710,376(5)	$1,654,351(6)	—
Outplacement Services	—	—	—	—	$15,000	—
SERP(4)	$92,406	$92,406	$92,406	$92,406	$92,406	—
Totals	$92,406	$1,025,024	$867,634	$1,025,024	$3,029,635	$0

Brian H. Kelly	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason
Lump Sum Severance(1)(2)	—	$214,017	$214,017	$214,017	$1,181,469	—
Benefits Continuation(3)	—	—	—	—	$41,003	—
Equity Awards (Unvested)	—	$690,575(5)	$544,371(5)	$690,575(5)	$1,578,724(6)	—
Outplacement Services	—	—	—	—	$15,000	—
SERP(4)	$97,168	$97,168	$97,168	$97,168	$97,168	—
Totals	$97,168	$1,001,760	$855,556	$1,001,760	$2,913,364	$0

Gregory W. Lippard	Non-Change-in-Control				Change-in-Control
NEO - Payments and Benefits	By Company without Cause or by Executive for Good Reason	Death	Disability	Retirement	By Company without Cause or by Executive for Good Reason	Without Termination of Employment or Termination for any other Reason
Lump Sum Severance(1)(2)	—	$253,223	$253,223	$253,223	$1,055,094	—
Benefits Continuation(3)	—	—	—	—	$41,003	—
Equity Awards (Unvested)	—	$418,766(5)	$294,928(5)	$418,766(5)	$1,325,399(6)	—
Outplacement Services	—	—	—	—	$15,000	—
SERP(4)	$99,213	$99,213	$99,213	$99,213	$99,213	—
Totals	$99,213	$771,202	$647,364	$771,202	$2,535,709	$0

(1)
Under the Separation Plan, the change-in-control Lump Sum Severance value is equal to the applicable Benefit Factor multiplied by: (i) Participant’s Base Pay in effect as of the Date of Termination; plus (ii) the Participant’s target annual bonus opportunity under the L.B. Foster Company Executive Annual Incentive Plan for the year that the termination occurs.

(2)
The non-change-in-control “Lump Sum Severance” amounts under the categories of death, disability and retirement reflects actual payouts related to the 2024 Annual Plan (not including the safety performance discretionary payment).

(3)
Under the Separation Plan, these benefits consist of continued medical, dental and vision benefits as described above. Benefits continuation is the cost of COBRA for the Company based on NEO's benefit elections as of December 31, 2024.

(4)
Payout of the SERP other than for retirement assumes the following: the NEO was terminated due to involuntary termination by the Company (other than for cause), death or disability. A SERP payout would not be made to a NEO that terminated voluntarily for any reason other than a qualified retirement in accordance with the definition in the SERP.

(5)
This includes PSU award values that would be calculated in the “Non-Change-in-Control” situations of death, disability, and retirement. These values represent the pro rata portion of the anticipated award earned at the end of the performance period compared to target based on the number of complete months served by the awardee during the entire performance period.

(6)
This disclosure assumes that, in the event of a change in control, the acquiror will assume and replace outstanding equity awards. In the case of a double-trigger event (change in control and qualifying termination), the 2021 PBSAs and the 2022 Special PSUs would be earned and vest at target values; the 2023-2025 PSUs would be earned based on actual performance for the 2023 and 2024 tranches and target for the 2025 tranche; and the 2024-2026 PSUs would be earned based on actual performance for the 2024 tranche and at target for the 2025 and 2026 tranches. Outstanding restricted stock awards would also vest. All values use the Company’s closing stock price of $26.90 per share on December 31, 2024.

RATIO OF ANNUAL COMPENSATION FOR THE CEO TO OUR MEDIAN EMPLOYEE
We are required to disclose the ratio of compensation of our principal executive officer (CEO Mr. Kasel), to our median employee’s annual total compensation. The values are as follows for 2024:

Mr. Kasel’s Total Annual Compensation:	$3,075,319
Median Employee’s Total Annual Compensation:	$73,739
Ratio of Median Employee’s Compensation to Mr. Kasel’s Compensation:	41.7:1

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, the Company may identify its median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year in such period, provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our 2023 pay ratio disclosure. The Company has reviewed the changes in its employee population and employee compensatory arrangements and, based on that review, determined that there has been no change in our employee population or employee compensatory arrangements that would significantly impact our 2023 pay ratio disclosure and require us to identify a new median employee. As a result, the Company has re-identified the same median employee as it did in its 2023 pay ratio disclosure.
The Company identified the median employee for purposes of its 2023 pay ratio disclosure by using its employee population as of December 31, 2023, of 867 employees that reflected a full fiscal and calendar year of compensation, and analyzing 2023 earnings using tax forms W2 (U.S.), T4 (Canada), and P60 (U.K.) for all employees, excluding our CEO. Once the Company identified its median employee for purposes of this pay ratio disclosure, that employee’s total compensation was calculated using the same methodology required for disclosure of compensation to the CEO in 2023, under the requirements established by the SEC, for the Summary Compensation Table. The exchange rates used to convert both Canadian Dollars and British Pounds Sterling to U.S. Dollars were 0.75 and 1.27, respectively.
The pay ratio reported above is calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. In determining our median employee, we did not use any of the exemptions permitted under SEC rules. Similarly, except as described above, we did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments), or estimates (e.g., statistical sampling) to identify our median employee or to determine annual total compensation or any elements of annual total compensation for our median employee or the CEO.

PAY VERSUS PERFORMANCE (PVP)
The following table and related disclosures provide information about the relationship between compensation actually paid to our Named Executive Officers (“NEOs”) and certain financial performance metrics of the Company pursuant to an SEC-prescribed methodology, which is different from the SEC-prescribed methodology required for the Summary Compensation Table and related disclosures.

2024 PAY VERSUS PERFORMANCE
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(2)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return(3)	Net Income (Loss) (Thousands) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2024	$3,075,320	$3,628,621	$1,094,998	$1,285,292	$195.64	$42,843
2023	$2,857,653	$5,154,361	$1,030,187	$1,694,018	$159.93	$1,299
2022	$2,735,021	$1,761,087	$1,056,867	$696,180	$70.40	($45,677)

(1)
John F. Kasel served as our PEO for the full years of 2022, 2023 and 2024. The Non-PEO Named Executive Officers (the “Non-PEO NEOs”) reflected in columns (d) and (e) include the following individuals: Patrick J. Guinee (2022, 2023 and 2024), Brian H. Kelly (2022, 2023 and 2024), Gregory W. Lippard (2022 and 2024), William M. Thalman (2022, 2023 and 2024), and William F. Treacy, Jr. (2023).

(2)
The following amounts were deducted from / added to Summary Compensation Table (“SCT”) total compensation in accordance with the SEC-mandated adjustments to calculate compensation actually paid (“CAP”) to our PEO and average CAP to our Non-PEO NEOs for 2024.

PEO SCT Total to CAP Reconciliation

Fiscal Year	2024
SCT Total	$3,075,320
- SCT “Stock Awards” column value	($1,387,851)
- SCT “Option Awards” column value	$0
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	$1,292,923
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Are Outstanding and Unvested as of the Covered Year-End	$586,505
+ Fair Value at Vesting of Equity Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+/- Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years That Vested During Fiscal Year	$61,724
- Fair Value as of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years That Failed to Vest During Fiscal Year	$0
+ Dollar Value of Dividends/Earnings Paid Prior to the Vesting Date on Equity Awards in the Covered Year	$0
+ Excess Fair Value for Equity Award Modifications	$0
Compensation Actually Paid	$3,628,621

Non-PEO NEO Average SCT Total to Average CAP Reconciliation

Fiscal Year	2024
Average SCT Total	$1,094,998
- SCT “Stock Awards” column value	($380,215)
- SCT “Option Awards” column value	$0
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	$354,208
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Are Outstanding and Unvested as of the Covered Year-End	$182,091
+ Fair Value at Vesting of Equity Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+/- Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years That Vested During Fiscal Year	$34,210
- Fair Value as of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years That Failed to Vest During Fiscal Year	$0
+ Dollar Value of Dividends/Earnings Paid Prior to the Vesting Date on Equity Awards in the Covered Year	$0
+ Excess Fair Value for Equity Award Modifications	$0
Compensation Actually Paid	$1,285,292

(3)
Total shareholder return for the Company was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on December 31, 2021 and in accordance with Item 402(v) of Regulation S-K.

Pay Versus Performance Relationship Descriptions
CHARTS OF CAP VERSUS PERFORMANCE METRICS
The chart below illustrates the relationship between the PEO and Non-PEO NEOs’ CAP amounts and the Company’s TSR during the period 2022-2024.

The chart below illustrates the relationship between the PEO and Non-PEO NEO’s CAP amounts and the Company’s Net Income during the period 2022-2024.

Supplemental Disclosure
The charts below illustrate the relationship between the PEO and other NEOs’ SCT Total Compensation, total shareholder return, and CAP amounts during the period 2022-2024. This relationship reflects the impact of changes in the Company’s stock price performance on the amount of Compensation Actually Paid in each year in relation to the amount reported in the Summary Compensation Table for the PEO and other NEOs.

AUDIT COMMITTEE REPORT
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.
The Audit Committee of the Board of Directors is composed of independent directors and oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee is responsible for the appointment, compensation, and retention of the Corporation’s independent registered public accountants. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2024. The Audit Committee’s Charter is available on the Company’s website (www.lbfoster.com). The Audit Committee held twelve meetings during the 2024 fiscal year.
Management is responsible for the Company’s internal controls and for the financial reporting process. With respect to 2024, management advised the Audit Committee that all annual and quarterly financial statements reviewed by the Audit Committee had been prepared in accordance with generally accepted accounting principles.
The Audit Committee met and held discussions with Ernst & Young LLP (“Ernst & Young”) who are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon, regarding the audited financial statements, including a discussion of the quality, not just the acceptability, of the Company’s accounting principles and Ernst & Young’s judgment regarding these matters. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence. The Audit Committee concluded that Ernst & Young’s independence had not been impaired.
The Audit Committee discussed with the Company’s internal auditor and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee discussed the results of Ernst & Young’s quarterly review procedures with the Company’s CEO, CFO, and Controller and with Ernst & Young prior to the Company’s release of quarterly financial information.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

AUDIT COMMITTEE
Bruce E. Thompson, Chair
Diane B. Owen
John E. Kunz
David J. Meyer
Alexander B. Jones

ADDITIONAL INFORMATION
Management is not aware, at this time, of any other matters to be presented at the Annual Meeting. If, however, any other matters should come before the meeting or any postponement or adjournment thereof, the proxies will be voted at the discretion of the proxy holders.
If you wish to present a proposal for possible inclusion in our Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the SEC’s rules, you must send the proposal to: Patrick J. Guinee, Executive Vice President, General Counsel, and Corporate Secretary, L.B. Foster Company, 415 Holiday Drive, Suite 100, Pittsburgh, PA 15220. Under SEC rules, shareholder proposals submitted for inclusion in our Proxy Statement for the Annual Meeting of Shareholders to be held in 2026 pursuant to Rule 14a-8 of the Exchange Act must conform to the requirements of Rule 14a-8 of the Exchange Act and be received by the Corporate Secretary of the Company on or before December 12, 2025.
Shareholders who wish to bring business before or nominate a person for election as a director at the Company’s 2026 Annual Meeting of Shareholders (other than through a shareholder proposal pursuant to Rule 14a-8 of the Exchange Act) must notify the Corporate Secretary of the Company in writing and provide the information required by our Bylaws dealing with advanced notice director nominations and shareholder proposals. See the “Corporate Governance—Board Committees—Nomination and Governance Committee” section of this Proxy Statement for additional details. The notice must be delivered to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day (February 21, 2026) nor earlier than the close of business on the 120th day (January 22, 2026) prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting or (ii) the 7th day following the day on which public announcement of the date of such meeting is first made.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available to shareholders. A shareholder may obtain a copy of such Annual Report, including the financial statements and the financial statement schedules, free of charge on our website at www.lbfoster.com or by writing to the Investor Relations Department, L.B. Foster Company, 415 Holiday Drive, Suite 100, Pittsburgh, PA 15220 (a copy of any exhibits thereto will be provided upon payment of a reasonable charge limited to our cost of providing such exhibits).
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address with the same last name by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single copy of the Annual Report, Proxy Statement, and Notice of Internet Availability of Proxy Materials to multiple shareholders sharing an address unless contrary instructions have been received from such shareholders. Once shareholders have received notice from their broker that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent.
If, at any time, shareholders wish to begin, or no longer wish to participate in householding, they should notify their broker if shares are held in a brokerage account. Shareholders of record may request to begin or discontinue householding in the future by contacting our transfer agent, Broadridge, at 1-866-540-7095, by mail to Broadridge; ATTN: Householding Department; 51 Mercedes Way, Edgewood, NY 11717. Promptly upon written or oral request, a separate copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, will be sent to a shareholder at a shared address to which a single copy of the documents was delivered. Any such request should be addressed to: Investor Relations Dept., L.B. Foster Company, 415 Holiday Drive, Suite 100, Pittsburgh, PA 15220, or may be made by calling the Company at (412) 928-3417.
Pittsburgh, Pennsylvania
April 11, 2025

APPENDIX A

2025 EQUITY AND INCENTIVE COMPENSATION PLAN

L.B. FOSTER COMPANY
2025 EQUITY AND INCENTIVE COMPENSATION PLAN
1. Purpose. The purpose of this Plan is to permit award grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain Consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.
2. Definitions. Except as otherwise provided herein, the following are the definitions used in this Plan:
(a) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.
(b) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(c) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
(d) “Board” means the Board of Directors of the Company.
(e) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(f) “Change in Control” has the meaning set forth in Section 12 of this Plan.
(g) “Clawback Policy” means the L.B. Foster Company Amended and Restated Executive Recoupment Policy (as may be amended and restated from time to time).
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.
(i) “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board or the Compensation Committee of the Board to administer this Plan pursuant to Section 10 of this Plan.
(j) “Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(k) “Company” means L.B. Foster Company, a Pennsylvania corporation, and its successors.
(l) “Consultant” means a natural person that provides bona fide services to the Company and/or its Affiliates; provided, however, that a Consultant shall not include a person whose services are in connection with the offer or sale of the Company’s securities in a capital-raising transaction including, directly or indirectly, the promotion or maintenance of a market for the Company’s securities.
(m) “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(n) “Director” means a member of the Board.
(o) “Disability” means permanently and totally disabled as defined in Section 22(e)(3) of the Code (or any successor section); provided, however, if an award is subject to Section 409A of the Code (and not excepted therefrom) and a Disability is a distribution event under Section 409A for purposes of the award, the foregoing definition of Disability shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event qualifies as a Disability within the meaning of Treasury Regulation §1.409A-3(i)(4)(i).
(p) “Effective Date” means the date this Plan is approved by the Shareholders.
(q) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an award granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(s) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
(t) “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the Common Stock is not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the trading day before which a sale occurred. If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(u) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(v) “Option Price” means the purchase price payable on exercise of an Option Right.
(w) “Option Right” means the right to purchase Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.
(x) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a Consultant.
(y) “Performance Objectives” means one or more of the financial and/or operational performance goals or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan and include, but are not limited to, objectives related to cash flow; cash flow from operations; free cash flow; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; days sales outstanding on receivables; capital expenditures; debt; debt reduction; working capital (including as a percentage of sales); return on investment; return on sales; return on invested capital; net or gross sales; economic profit; economic profit improvement; gross profit on sales; material gross profit (gross profit on material portion of sales); performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax); purchase variance; delivery variance; quality; customer satisfaction; comparable site sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; stock price; return on equity or capital employed; total shareholder return or relative increases to shareholder return; return on capital; return on assets or net assets; revenue; revenue growth; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation and amortization; pre-tax income (including on an as-adjusted basis); operating profit or net operating profit; non-performing assets; asset sale targets; value of assets; employee retention/attrition rates; investments; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; value creation; gross margin, operating margin or profit margin; margin growth; completion of acquisitions, business expansion, product diversification, and new or expanded market penetration; growth or growth rate; employee recruitment, engagement, retention and satisfaction; diversity; environmental and social measures; human resources management, and any combination of the foregoing, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and any of which may be measured either in absolute terms, relative to a pre-established target, as compared to any incremental increase, as compared to previous years’ results or as compared to results of a designated comparison group. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion modify such Performance Objectives or the goals or actual levels of achievement regarding the Performance Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(z) “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Performance Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(aa) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan, and may be payable in cash, Common Stock or a combination thereof.
(bb) “Performance Unit” means a bookkeeping entry award granted pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee, and may be payable in cash, Common Stock or a combination thereof.
(cc) “Plan” means this L.B. Foster Company 2025 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
(dd) “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.
(ee) “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.
(ff) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(gg) “Retirement” or “Retire” means retirement of a Participant as determined and authorized by the Committee.
(hh) “Separation from Service” and “Separate from Service” shall mean a Participant’s death, Retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Sections 414(b) and 414(c) of the Code) that constitutes a “separation from service” within the meaning of Section 409A of the Code. For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Sections 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Sections 1563(a)(1),(2) and (3) of the Code and Treasury Regulation §1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treasury Regulation §1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any award or benefit, in accordance with the guidance issued under Section 409A of the Code. A Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A of the Code.
(ii) “Shareholder” means an individual or entity that owns one or more shares of Common Stock.
(jj) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.
(kk) “Subsidiary” means a corporation, company or other entity (i) of which more than 50% of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.
(ll) “Substitute Award” means awards made in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with the Company or any Subsidiary, as provided in Section 22 of this Plan.
(mm) “Termination for Cause” or “Cause” means: (i) willful neglect of or material failure to properly perform the duties and responsibilities assigned to a Participant or the material failure of a Participant to comply with proper directives of such Participant’s supervisor(s) or the Board, as applicable; (ii) an act of dishonesty or disloyalty relating to the business and affairs of the Company and/or its Subsidiaries or their relationship with their respective employees, suppliers, customers or others having a business relationship with the Company and/or its Subsidiaries; (iii) conviction of a crime involving fraud, theft, intentional dishonesty, moral turpitude or similar conduct; (iv) misappropriation of any funds or property of the Company and/or its Subsidiaries or actions which are inconsistent with a Participant’s fiduciary obligations to the Company and/or its Subsidiaries; (v) material failure to abide by any of the Company’s and/or its Subsidiaries’ policies; or (vi) any other action or course of conduct by a Participant which has or reasonably can be expected to have a material adverse effect on the Company and its Subsidiaries, and their respective businesses or affairs. The Committee shall make all determinations of whether a Participant was Terminated for Cause and any such determination shall be final and conclusive.
(nn) “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.
3. Shares Available Under this Plan.
(a) Maximum Shares Available Under this Plan.
(i)
Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed, in the aggregate, 785,000, minus the number of shares relating to awards granted under the L.B. Foster Company 2022 Equity and Incentive Compensation Plan (as amended and restated May 23, 2024), if any, that are granted between March 1, 2025 and the Effective Date (with such number of shares being deducted in accordance with Section 3(a)(ii)). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)
Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

(b) Share Counting Rules.
(i)
Except as provided in Section 22 of this Plan or in this Section 3(b), if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)
Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.
(iii)
If, under this Plan, a Participant has elected to give up the right to receive cash compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c) Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 785,000 shares of Common Stock.
(d) Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted aggregate compensation, in the form of cash and/or equity, for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $500,000.
(e) Minimum Vesting/Performance Period Requirement. Except in the case of Substitute Awards and Cash Incentive Awards, awards granted under this Plan to Participants shall either be subject to a minimum vesting or minimum performance period, in the case of Performance Shares and Performance Units, of one year. Notwithstanding the foregoing or any other provision of this Plan, (i) the Committee may authorize acceleration of vesting or continued vesting of such awards in the event of the Participant’s death, disability, termination of employment or service or the occurrence of a Change in Control, (ii) the Committee may exercise its authority under Section 18(c) at any time following the grant of an award, (iii) the Committee may grant awards without the above-described minimum requirements with respect to awards covering up to 5% of the aggregate number of shares authorized for issuance under this Plan, and (iv) with respect to awards granted to non-employee Directors, the vesting of such awards will be deemed to satisfy the minimum vesting requirement to the extent that the awards vest based on the approximate one-year period beginning on each regular annual meeting of the Company’s shareholders and ending on the date of the next regular annual meeting of the Company’s shareholders (provided, however, that such approximate one-year period with respect to awards granted to non-employee Directors may not be less than 50 weeks).
4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b) Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c) Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company or some or all of the shares of Common Stock to which such exercise relates.

(e) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Subject to Section 3(e), any grant may provide for continued vesting or the earlier vesting of such Option Rights, and any other terms consistent with the terms of this Plan.
(f) Any grant of Option Rights may specify Performance Objectives regarding the vesting of such rights.
(g) Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h) No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5. Appreciation Rights.
(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Stock or any combination thereof.
(ii)
Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Subject to Section 3(e), any grant may provide for continued vesting or the earlier vesting of such Appreciation Rights, and any other terms consistent with the terms of this Plan.

(iii)	Any grant of Appreciation Rights may specify Performance Objectives regarding the vesting of such Appreciation Rights.
(iv)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(v)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Also, regarding Appreciation Rights:
(i)
Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)
No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described (including Section 6(g) of this Plan).
(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Performance Objectives referred to in Section 6(e) of this Plan.
(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).
(e) Any grant of Restricted Stock may specify Performance Objectives regarding the vesting of such Restricted Stock.
(f) Subject to Section 3(e), Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, and any other terms consistent with the terms of this Plan.
(g) Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock shall be deferred until, and paid contingent upon, the vesting of such Restricted Stock.
(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.
7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Performance Objectives) during the Restriction Period as the Committee may specify.
(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c) Subject to Section 3(e), Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, and any other terms consistent with the terms of this Plan.
(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.
(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash, or a combination thereof.
(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or cash amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b) The Performance Period with respect to each grant of a Cash Incentive Award, Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which, subject to Section 3(e), may be subject to continued vesting or earlier lapse or other modification, and such grants may provide for any other terms consistent with the terms of this Plan.
(c) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Performance Objectives regarding the earning of the award.
(d) Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.
(e) The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.
(f) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9. Other Awards.
(a) Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, cash, notes or other property, as the Committee determines.
(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d) The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying awards granted under this Section 9 shall be deferred until and paid contingent upon the earning and vesting of such awards.
(e) Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
(f) Subject to Section 3(e), awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, and any other terms consistent with the terms of this Plan.
10. Administration of this Plan.
(a) This Plan will be administered by the Committee; provided, that, at the discretion of the Board, the Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c) To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan and (ii) determine the size of any such awards; provided, however, that the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act) or a Director.
11. Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, determines, in good faith, is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, determines, in good faith, is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan or as otherwise provided in another plan or agreement applicable to the Participant, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:
(a) the consummation of any merger, consolidation or business combination in which the shareholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity;
(b) the sale of all or substantially all of the Company’s and its Subsidiaries’ assets in a single transaction or a series of related transactions;
(c) the acquisition of beneficial ownership or control, directly or indirectly, through one transaction or a series of transactions (including, without limitation, power to vote) of a majority of the outstanding shares of Common Stock of the Company by any “person” as such term is defined under Sections 13(d) and 14(d) of the Exchange Act (but excluding the Company, any Subsidiary, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of Stock); or
(d) a contested election of Directors, including with respect to Directors elected under any proxy access procedures included in the Company’s organizational documents, as a result of which or in connection with which the persons who were Directors of the Company before such election or nominees approved by the Board for election to the Board cease to constitute a majority of the Board.
13. Detrimental Activity and Recapture/Recoupment Provisions.
(a) Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any cash or Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.
(b) Any Evidence of Award (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award, or include other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee of the Board in accordance with (i) any Company clawback or recoupment policy, including the Clawback Policy, and any other policies that are adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting awards under this Plan, the Participants consent to be bound by the terms of the Clawback Policy, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any award, any gains or earnings related to any award, or any other amount paid under this Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participants of any such amounts, including from the Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
14. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders.
15. Transferability.
(a) Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no case will the Committee permit any transfer to a third-party financial institution. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b) The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax and other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock delivered or required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in the Participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of Option Rights. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes required to be withheld under applicable income, employment, tax and other laws in connection with any payment made or benefit realized by a Participant under this Plan, and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes.
17. Compliance with Section 409A of the Code.
(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.
(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.
(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Common Stock is not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Board, then, such amendment will be subject to approval by the Shareholders and will not be effective unless and until such approval has been obtained.
(b) Except in connection with a corporate transaction or event described in Section 11 or Section 22 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without approval by the Shareholders. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan or the substitutions permitted by Section 22 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Shareholders.
(c) If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d) Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Pennsylvania.
20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
21. Miscellaneous Provisions.
(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c) Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f) No Participant will have any rights as a Shareholder with respect to any Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Stock upon the share records of the Company.
(g) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i) If any provision of this Plan is or becomes invalid, illegal, or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
22. Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c) Any Common Stock that is issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Section 22(a) or Section 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Section 22(a) or Section 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

APPENDIX B

FINANCIAL METRIC DEFINITIONS AND RECONCILIATIONS
(1)	2024 Annual Plan and 2022-2024, 2023-2025 and 2024-2026 PSU Annual (2024) Tranches: Corporate Adjusted EBITDA

2024
(in thousands)
2024 Adjusted EBITDA Reconciliation
Net (loss) income, as reported	$42,843
Interest expense - net	4,992
Income tax (benefit)	(28,398)
Depreciation expense	9,452
Amortization expense	4,628
Total EBITDA	$33,517
(Gain) on asset sale	(4,292)
Pension termination costs	1,722
Legal expense	1,473
Unplanned facility startup costs	277
Restructuring costs	1,456
Total Adjusted EBITDA – PSU Annual Tranches	$34,153
Plus: Incentive expense associated with safety modifier	325
Total Adjusted EBITDA – Annual Plan	$34,478

Definition for Annual Plan and PSU Annual Tranches: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) shall mean: (a) income from continuing operations; (b) plus income tax expense; (c) plus interest expense; (d) minus interest income; (e) plus depreciation expense; (f) plus amortization expense; (g) plus or minus adjustments allowable as determined by the Compensation Committee.
Note: Adjusted EBITDA for the 2024 tranche of the 2024, 2023 and 2022 PSU Awards was determined on a basis consistent with the 2024 Annual Plan, except that the Adjusted EBITDA for the 2024 Annual Plan was determined excluding the impact of the safety modifier applied.
(2)	2024 Annual Plan: Operating Unit (Rail) Adjusted EBITDA

2024
(in thousands)
2024 Adjusted EBITDA Reconciliation
Segment Operating Income	$21,912
Depreciation expense	1,444
Amortization expense	3,349
Other	88
Total EBITDA	$26,793
Restructuring costs	1,134
Total Adjusted EBITDA – Annual Plan	$ 27,927

Definition for Annual Plan: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) shall mean: (a) income from continuing operations; (b) plus income tax expense; (c) plus interest expense; (d) minus interest income; (e) plus depreciation expense; (f) plus amortization expense; (g) plus or minus adjustments allowable as determined by the Compensation Committee.

(3)	2024 Annual Plan: Corporate Adjusted Free Cash Flow

2024
($ in thousands)
Corporate Adjusted Free Cash Flow Reconciliation
Net cash provided by operating activities	$22,632
Less: Capital expenditures on property, plant and equipment	(9,791)
Corporate Free Cash Flow	$12,841
Plus (minus) approved adjustments:
Legal expenses	1,473
Pension settlement cash costs	1,842
Restructuring cash costs	749
Unplanned facility startup costs	278
Proceeds from the sale of property, plant and equipment	3,895
Corporate Adjusted Free Cash Flow	$ 21,078

Adjusted Free Cash Flow for the Fiscal Year shall mean, with respect to the Company, cashflow from operations, less cash used for capital expenditures, plus cash proceeds from capital asset disposals, if any, with all amounts per the Company’s consolidated statement of cash flows. Results shall be determined incorporating approved adjustments.
(4)	2024 Annual Plan: Rail Adjusted Free Cash Flow

2024
($ in thousands)
Rail Adjusted Free Cash Flow Reconciliation
Segment Operating Income	$21,912
Depreciation expense	1,444
Amortization expense	3,349
Other	88
Total EBITDA	$26,793
Restructuring costs	1,134
Total Adjusted EBITDA	$27,927
Less: Capital expenditures on property, plant and equipment	(2,288)
Plus: Reduction in working capital	4,534
Rail Adjusted Free Cash Flow	$ 30,173

Adjusted Free Cash Flow for the Fiscal Year shall mean, with respect to the Rail segment, Adjusted EBITDA, plus or minus changes in working capital, less cash used for capital expenditures, plus cash proceeds from capital asset disposals, if any. Results shall be determined incorporating approved adjustments.
(5)	2023-2025 and 2024-2026 PSU Annual Tranches: Economic Profit Improvement
For each measurement period, Economic Profit Improvement shall mean (a) Economic Profit (Loss) for the annual period, less (b) Economic Profit (Loss) for the year immediately preceding the first year of the applicable LTIP plan (the Baseline Economic Profit (Loss)). Economic Profit (Loss), including the applicable Baseline Economic Profit (Loss), is calculated as (i) Net Operating Profit After Tax (NOPAT), less the applicable Capital Charge for the performance period, including the impact from any approved adjustments. With respect to 2024 attainment, the approved adjustments to NOPAT were consistent with those approved for the determination of Adjusted EBITDA for the 2024 Annual Plan. The Capital Charge is calculated as the average invested capital deployed during the performance period multiplied by the weighted average cost of capital (WACC). Economic Profit Improvement will be calculated with regard to: (a) effects of changes in accounting or tax law, (b) divestitures of properties, businesses, investments, equity in affiliates or held for sale discontinued operations and the costs associated with these actions, (c) costs of any acquisition or potential acquisition, purchase accounting and other non-operating results of an acquisition completed during the period, and (d) any significant or non-recurring item(s). The calculation of NOPAT, Capital Charge and Economic Profit (Loss) for each performance period shall utilize consistent methodologies used to calculate the applicable Baseline Economic Profit (Loss) including but not limited to a fixed income tax rate of 12% and a fixed WACC of 10%. Economic Profit Improvement for the 2023-2025 and 2024-2026 PSU Awards will be calculated in 2025 and 2026 by determining Economic Profit in such performance period, calculated on a basis consistent with that used to calculate the applicable Baseline Economic Profit (Loss), and comparing the result to the Baseline Economic Profit (Loss) for each PSU Award.
(6)	2022-2024 PSUs: 2024 Tranche of Corporate ROIC
Corporate ROIC means with respect to the 2024 calendar year: (A) pre-tax earnings from continuing operations before interest income and interest expense and amortization charges, divided by (B) an average of month-end total assets less the sum of cash, marketable securities and non-interest-bearing current liabilities, determined in accordance with generally accepted accounting principles. Corporate ROIC was calculated with regard to: (a) effects of changes in accounting or tax law, (b) divestitures of properties, businesses, investments, equity in affiliates or held for sale discontinued operations and the costs associated with these actions, (c) costs of any acquisition or potential acquisition, purchase accounting and other non-operating results of an acquisition completed during the period, and (d) any significant or non-recurring item(s).
Corporate ROIC was expressed as a percentage (%) and calculated annually for the Company for each calendar year in the performance period, including the impact from any approved adjustments.

LBFoster

L.B. FOSTER COMPANY
415 HOLIDAY DRIVE, SUITE 100
PITTSBURGH, PA 15220-2729
ATTN: INVESTOR RELATIONS

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/FSTR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
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**VOTE BY MAIL**
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64511-P25958-Z89461

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**L.B. FOSTER COMPANY**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

________________________

**Nominees:**

01) Raymond T. Betler
02) Alexander B. Jones
03) John F. Kasel
04) John E. Kunz
05) Janet Lee
06) David J. Meyer
07) Diane B. Owen
08) Bruce E. Thompson

**The Board of Directors recommends you vote FOR proposals 2, 3 and 4.**

**NOTE:** The proxies are also authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

To attend the virtual meeting, log in to www.virtualshareholdermeeting.com/FSTR2025 where you must enter your control number found on your proxy card, voter instruction form, or Notice of Internet Availability.

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

V64512-P25958-Z89461

## ANNUAL MEETING OF SHAREHOLDERS
## May 22, 2025
## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Raymond T. Betler and John F. Kasel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of L.B. Foster Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, Eastern Daylight Time on May 22, 2025, virtually at www.virtualshareholdermeeting.com/FSTR2025, and any adjournment or postponement thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.**

**PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED REPLY ENVELOPE**